UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 28, 2006

BTHC III, INC.
(Exact name of registrant as specified in Charter)

DELAWARE	0-51891	20-4494098
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Jason Court
Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)
Registrant‘s telephone number, including area code:     (972) 233-0330
12890 Hilltop Road
Argyle, TX 76226
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 28, 2006, BTHC III, Inc., a Delaware corporation (the “Registrant” or “BTHC”) entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among International Stem Cell Corporation, a California corporation (“International Stem Cell” or “ISC”), Halter Financial Investments, LP and the shareholders of International Stem Cell by and through the Shareholder Representative named therein (the “ISC Shareholders”). Pursuant to the terms of the Exchange Agreement, the Registrant issued 33,111,502 shares of its common stock, par value $0.001 per share (the “BTHC Common Stock”) in exchange for all of the issued and outstanding stock of International Stem Cell (the “Share Exchange”) held by the ISC Shareholders. After giving effect to the Share Exchange, the ISC Shareholders owned 93.7% of the Registrant’s issued and outstanding shares.
The issuance of the shares of BTHC Common Stock to the ISC Shareholders in the Share Exchange is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. As such, the shares of BTHC Common Stock issued in the Share Exchange may not be offered or sold unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission (“SEC”) or with any state securities commission in respect of the Share Exchange.
The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated hereby by reference. In addition, pursuant to Item 2.01(f) of Form 8-K, we are providing below the information that would be required if we were filing a Form 10-SB. References to “we,” “us” or “our” throughout this Current Report on Form 8-K refer to BTHC, International Stem Cell and Lifeline Cell Technology, LLC (“Lifeline”) together, unless the context indicates otherwise.
Changes Resulting from the Share Exchange
As a result of the Share Exchange, International Stem Cell became our wholly-owned subsidiary and the Registrant ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We intend to carry on International Stem Cell’s business. International Stem Cell is headquartered in Oceanside, California, and has a research facility in Walkersville, Maryland. The contents of International Stem Cell’s website are not part of this Current Report on Form 8-K and should not be relied upon with respect thereto.

Pre-exchange stockholders of our company will not be required to exchange their existing BTHC stock certificates for certificates of International Stem Cell, since all outstanding shares are in book-entry form only.
Accounting Treatment
The Share Exchange is being accounted for as a “reverse merger,” since as a result of the Shares Exchange the shareholders of International Stem Cell now own a majority of the outstanding shares of BTHC Common Stock. International Stem Cell is deemed to be the acquirer in the Share Exchange for accounting purposes and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of International Stem Cell and will be recorded at the historical cost basis of International Stem Cell. As a result of the Share Exchange, there was a change in control of the Registrant, however, the Registrant will continue to be a “small business issuer,” as defined under the Exchange Act.
Election to Board of Directors; Appointment of Officers
In connection with the Share Exchange, Kenneth Aldrich was appointed to the Board of Directors of the Registrant (the “Board of Directors” or the “Board”) and will serve as the Chairman of the Board. Jeff Krstich and William B. Adams were appointed as the Chief Executive Officer and Chief Financial Officer of the Registrant, respectively. Jeffrey Janus was appointed as the President of the Registrant and Chief Executive Officer of Lifeline, ISC’s wholly-owned subsidiary.
Registration Rights
In connection with the Share Exchange, we assumed the obligation to register (i) up to 12,000,000 shares of common stock issued by International Stem Cell in a private placement (the “ISC Private Placement”); (ii) up to 2,400,000 shares of BTHC Common Stock underlying a warrant issued to the placement agent for the ISC Private Placement (the “Warrant Shares”) and; (iii) 1,629,623 shares underlying warrants held by ISC shareholders (the “ISC Warrant Shares”). The registration statement (the “Registration Statement”) is required to be filed by February 27, 2007.
Lock-Up Agreements
In connection with the ISC Private Placement, the former officers and directors of International Stem Cell entered into “lock-up” agreements. Each lock-up agreement provides that the shares of BTHC Common Stock issued to the ISC officers and directors in the Share Exchange may not be, directly or indirectly, sold, subject to a contract for sale or otherwise transferred for a period of 180 days following the effective date of a Registration Statement.
Pursuant to the terms of the Financial Advisory Agreement, dated October 18, 2006, between ISC and Halter Financial Group, L. P. (“HFG”), HFG agreed that without the prior written consent of ISC, it will not sell, transfer or otherwise dispose of greater than 1/12th of its holdings in BTHC every 30 days commencing on December 28, 2006. However, in the event HFG does not sell or otherwise dispose of all of the allotted number of BTHC shares that may be sold in a given 30 day period, HFG may sell such unsold shares at any time thereafter.

Description of International Stem Cell’s Business
BUSINESS OVERVIEW
International Stem Cell was incorporated in the state of California in June 2006 for the purpose of restructuring the business of Lifeline, which was organized in the state of California in August 2001. Lifeline is a wholly-owned subsidiary of International Stem Cell and all of ISC’s operations are conducted through Lifeline. International Stem Cell is a biotechnology company currently focused on developing therapeutic products and research products.
In the area of therapeutic product development, our objective is to create an unlimited source of human cells for use in the treatment of several diseases including diabetes, liver disease and retinal disease through cell transplant therapy. In furtherance of this objective, ISC is currently developing (i) stem cells that are comparable in function to, but distinct in derivation from, embryonic stem cells from which cells for human transplant can be derived, (ii) techniques to cause those cells to be “differentiated” into the specific cell types required for transplant, and (iii) manufacturing protocols to produce these cells without contamination with animal by-products in compliance with U.S. Food and Drug Administration (“FDA”) requirements. While ISC’s cell lines are comparable to embryonic cell lines because they have the potential to become any cell in the human body through differentiation, the development of our cell lines does not require the use of fertilized eggs or the destruction of any embryos created through fertilization.
Incidental to the research being conducted in the development of therapeutic products, we have developed research products (specialized cell systems, media and reagents for use in stem cell and other medical research) which we have commercialized and are selling to academic institutions, governmental entities and commercial research companies. The sale of these research products provides us with revenue to support the development of therapeutic products.
According to the National Institutes of Health, research on stem cells is advancing knowledge about how an organism develops from a single cell and how healthy cells replace damaged cells in adult organisms. This area of science is also leading scientists to investigate the possibility of cell-based therapies to treat disease, which is often referred to as regenerative or reparative medicine. A potential application of human stem cells is the generation of cells and tissues that may be used for cell-based therapies. Today, donated organs and tissues are often used to replace ailing or destroyed tissue, but the need for transplantable tissues and organs far outweighs the available supply. Stem cells, directed to differentiate into specific cell types, offer the possibility of a renewable source of replacement cells and tissues to treat diseases including diabetes, liver disease and retinal disease.

Stem cells are undifferentiated primary cells that have the potential to become any tissues and organs of the body. However, stem cell therapies have technical, ethical and legal hurdles to overcome before they will be able to be used to effect tissue and organ repair. To realize the promise of cell-based therapies for the treatment of diseases, scientists must be able to manipulate stem cells so that they possess the necessary characteristics for successful differentiation, transplantation and engraftment. The following is a list of some of the major steps in successful cell-based treatments that scientists will have to learn to precisely control to ready such treatments for clinical use. To be useful for transplant purposes, stem cells must be reproducibly made to:
•	proliferate extensively and generate sufficient quantities of tissue;
•	differentiate into the desired cell type(s);
•	survive in the recipient after transplant;
•	integrate into the surrounding tissue after transplant;
•	function appropriately;
•	avoid harming the recipient; and
•	avoid or reduce the problem of immune rejection.
We believe that the market for our products will be substantial given the current limited supply of human cells required to make transplants possible, the need for cells that will not be rejected, and the need for cells produced without contamination by animal by-products. Addressing these core issues will provide an excellent opportunity for the commercialization of our products.
In addition to the work we are doing to develop cells for therapeutic cell transplant, we are engaged in the development, production and sale of specialty research products. This portion of our business is focused on the needs of stem cell researchers for specialized cells, media and reagents used in the development of therapeutic products.
FREQUENTLY ASKED QUESTIONS ABOUT STEM CELLS
What are Stem Cells?
Cells are the basic living units that make up a human being. Stem cells have two important characteristics that distinguish them from other types of cells. First, they are unspecialized cells that renew themselves for long periods of time. Second, under certain physiologic or experimental conditions, they can be induced to become cells with special functions such as the beating cells of the heart muscle or the insulin-producing cells of the pancreas. Scientists currently work with two kinds of stem cells from animals and humans: embryonic stem cells and adult stem cells, which have different functions and characteristics. We are developing a third category of stem cells that we believe will have the therapeutic advantages as embryonic stem cells without the difficulties discussed herein.

What are Embryonic Stem Cells?
Embryonic stem cells are derived from embryos that develop from eggs that have been fertilized in vitro—typically in an in vitro fertilization clinic—which are donated for research purposes with informed consent of the donors. They are not derived from eggs fertilized in a woman’s body. The embryos from which human embryonic stem cells are derived are typically four or five days old and are a hollow microscopic ball of cells called the blastocyst. Embryonic stem cells are grown in a laboratory through a process known as cell culture.
Human embryonic stem cells, or hES cells, are isolated by transferring the inner cell mass into a laboratory culture dish that contains a nutrient broth known as a culture medium. The cells then divide and spread over the surface of the dish. Over the course of several days, the cells of the inner cell mass proliferate and begin to crowd the culture dish. When this occurs, they are removed and plated into several fresh culture dishes. The process of replating the cells is repeated many times and for many months. After six months or so, the original small cluster of cells of the inner cell mass yields millions of embryonic stem cells. Once cell lines are established, or even before that stage, batches of them can be frozen and shipped to other laboratories for further culture and experimentation.
Why are embryonic stem cells important?
Embryonic stem cells are of interest because of their ability to be differentiated, or develop into virtually any other cell made by the human body. In theory, if stem cells can be grown and their development directed in culture, it would be possible to grow cells for the treatment of specific diseases. The first potential applications of human embryonic stem cell technology may be in the area of drug discovery. The ability to grow pure populations of specific cell types offers a proving ground for chemical compounds that may have medical importance in that it may ultimately permit the rapid screening of chemicals. Treating specific cell types and measuring their response may offer an expedited methodology to ascertain chemicals that can be used to treat the diseases that involve those specific cell types.
The study of human development may also benefit from embryonic stem cell research in that understanding the events that occur at the first stages of development has potential clinical significance for preventing or treating birth defects, infertility and pregnancy loss. The earliest stages of human development have been difficult or impossible to study. Human embryonic stem cells offer insights into developmental events that cannot be studied directly in humans in utero or fully understood through the use of animal models.
What are Adult Stem Cells?
An adult stem cell is an undifferentiated cell found among differentiated cells in a tissue or organ. An adult stem cell can renew itself and can differentiate to yield the major specialized cell types of the tissue or organ. These cells can be isolated from many tissues, including the brain. The most common places to obtain these cells are from the bone marrow that is located in the center of some bones and from umbilical cord blood obtained at birth.

Why Not Use Stem Cells Derived from Adults?
There are several approaches now in human clinical trials that utilize mature stem cells (such as blood-forming cells, neuron-forming cells and cartilage-forming cells). However, adult stem cells are limited in their inability to proliferate in culture. Unlike embryonic stem cells, which have a capacity to reproduce indefinitely in the laboratory, adult stem cells are difficult to grow in the lab and their potential to reproduce diminishes with age. Therefore, obtaining clinically significant amounts of adult stem cells may prove to be difficult.
What is Therapeutic Cloning?
Cloning is simply using the natural process of cell division to make exact copies of a cell. Cloning to make cells creates many identical cells called a “cell line” and cloning to make cells for medical use is generally called “therapeutic cloning.” Therapeutic cloning is not the same thing as cloning an entire animal, which is called “reproductive cloning.” Therapeutic cloning never creates a complete human being. We work only in the field of therapeutic cloning.
Why is Stem Cell Research Controversial?
The sources of some types of stem cells cause social and religious controversy. Some scientists obtain stem cells from aborted fetal tissue, causing opposition from those opposed to abortion. Another controversial source of stem cells are the residual frozen human fertilized eggs (embryos) that remain after vitro fertilization procedures. A final controversial source of stem cells are those obtained from very early stage embryos created by therapeutic cloning because this process of obtaining stem cells results in the destruction of these early-stage embryos.
Is Stem Cell Research Banned in the United States?
Embryonic stem cell research, in general, is not banned in the United States. Work by private organizations is not restricted except by the restrictions applicable to all human research. In addition, Proposition 71 in California, which voters approved in November 2006, specifically allows state funds to be used for stem cell research.
Why Not Use the Currently “Approved” Embryonic Stem Cells Lines?
The human embryonic stem cell lines approved by President George W. Bush were all produced using animal protein. We believe that this will likely make them unsuitable for human therapeutic purposes and perhaps even for research into human disease. We have developed technologies to create human embryonic stem cell lines that will be free of non-human materials.
How Will Stem Cells from International Stem Cell be Different?
Our research is based on perfecting proprietary techniques for deriving stem cells through a technology, based on parthenogenesis, which could result in the creation of human cells that have the same capacity to become other cells just as do embryonic stem cells. However, this process, would not use fertilized human eggs or cause the destruction of such eggs. From the stem cells we create, we will conduct the research to develop specialized cells (such as liver, pancreatic and retinal cells) needed for transplantation. We do not obtain stem cells from fetal tissue from abortion clinics and our technology does not require the use of discarded frozen human embryos. We do not anticipate using such sources in the future.

ETHICAL ISSUES
The use of embryonic stem cells derived from fertilized human eggs has created an ethical debate in the United States and around the world. However, since no fertilized human eggs are used in creating our cells and no fertilized human embryo is being created or destroyed, our hope is that our success in perfecting parthenogenesis will resolve many of the current ethical controversies that surround traditional embryonic stem cell research.
We also own the worldwide rights to use in our chosen therapeutic fields, a technology known as Somatic Cell Nuclear Transfer to create human stem cells. The President’s Council on Bioethics, as reported in the publication “Reproduction and Responsibility — The Regulation of New Biotechnologies,” 2004, has agreed on a series of recommendations for the use of such technology, addressed to both the government and to the relevant scientific and medical practitioners for professional self-scrutiny. In addition, countries such as the United Kingdom have made similar recommendations. Although we have chosen for now to pursue our own proprietary technology, we have implemented the relevant recommendations from this study into our research practices and will continue to adhere to internationally accepted standards regarding the use of this technology in obtaining and using human embryonic stem cells for our therapeutic research.
OUR TECHNOLOGY
With the assistance of our Chief Scientist, Dr. Elena Revazova, we are perfecting a proprietary patent pending process, based on parthenogenesis, for the creation of new stem cell lines that we believe will have all the beneficial characteristics of traditional embryonic stem cells. Our technology allows embryonic-like stem cells to be created without the use of fertilized embryos or fertilized human eggs (called “oocytes”). This process results in the creation of embryonic-like stem cells that because of their DNA complement, have the potential to become cells that will not be rejected by some patients. These cells could be used to create stem cell “banks” in which cells could be stored and matched to a patient’s immune system when needed for transplantation. Though not currently our primary area of focus, Somatic Cell Nuclear Transfer, a process to which we also hold a license, can use a patient’s own cells to create stem cells having the same genetic makeup as the patient, thus avoiding immune rejection, the most common cause of transplant failure. This technology, however, is not currently our primary area of focus.
OUR PRODUCTS
Specialty Research Products
A critical element for any researcher seeking to develop a therapeutic cell from either a human embryonic stem cell or an adult stem cell is causing the stem cell to change (“differentiate”) into the specific cell needed for a particular therapy. The challenge is to discover the proper set of culture conditions (combinations of proteins, salts, temperatures and hundreds of other environmental factors) to change stem cells into the specific cell types that can be used to cure specific diseases; then develop the procedures needed to produce such cells on demand as needed for human therapy. This process is driven in large part by the “media” and the other added chemicals (called “reagents”) used to develop the cells. The type of media and reagents used can dictate what kind of cells will be produced and is critical to the process of developing cell transplants from differentiated stem cells.

Our research products consist of cells, growth media and related cell-based products essential to the process of creating and differentiating stem cells. The customers for these products are academic research centers, government research centers, and corporations engaged in developing cell-based therapies.
Our first specialty research product called a “Cell System,” was launched in limited release in January 2006. Seven additional products have been developed since that date and in December 2006 we launched all eight of these product systems at the American Society of Cell Biology Conference which was held in San Diego, California.
Our research products include:
•	FibrolifeTM a serum-free human fibroblast medium.
•	Human fibroblast cells for use as feeder layers to grow human embryonic stem cells (eliminates contamination from mouse cells).
•	Two types of low serum human endothelial media
1.	VascuLifeTM VEGF

2.	VascuLifeTM EnGS.
•	Human endothelial cells. (Endothelial cells form blood vessels).
•	Line of adult neural stem cells with the ability to produce neurons that can survive in low-oxygen and low glucose conditions, a product useful for the discovery of drugs for the treatment of strokes.
•	Two types of media for the culture of the adult neural cells
1.	NeuralLifeTM ags NSC expansion medium kit

2.	NeuralLifeTM ags NSC differentiation medium kit.
Products such as these are essential to the development of our own proprietary therapeutic products and are a natural adjunct to that endeavor. The sale of these products to other stem cell-related researchers and businesses is expected to benefit us in several ways: (1) it provides revenue to help support our therapeutic research, (2) it may provide us with an opportunity to preview stem cell work being conducted throughout the world, and (3) if our products are adopted by a successful producer of therapeutic cells, we have the potential of becoming a supplier in a much broader market than research.
Further, because of the process by which therapeutic products are developed and submitted to the FDA for approval, the media and reagents used in developing cells for clinical trials tend to a large degree to become “baked in” to the final therapeutic product. Because of a reluctance or legal inability to change the process of creating the therapeutic product once it has been approved, if another company uses our media and reagents to develop an FDA approved product, we may become the sole approved supplier of these media and reagents for the manufacture of that product.

Our human cell culture products also consist of standardized living cells, including fully functional adult cells and (non-embryonic) stem cell lines. The cells are provided frozen in vials containing approximately 500,000 cells each, or are plated into flasks. Each Cell System will be quality tested for the expression of specific markers (to assure the cells are the correct type) for proliferation rate, viability, morphology and for the absence of pathogens. Each Cell System will have associated donor information.
In addition to our Cell System, pursuant to the terms of a License Agreement with Advanced Cell Technology, Inc. (“Advanced Cell Technology”), we will manufacture and sell embryonic stem cell products developed by Advanced Cell Technology. The first products we expect to release are (i) medium optimized for the growth of human embryonic stem cells, and (ii) pre-coated tissue culture plates for the serum-free and feeder-layer-free culture of embryonic stem cells.
Our long term plans for additional product offerings based on the technology licensed from Advanced Cell Technology include:
•
Stem cells derived functional human liver cells provided in plates or frozen (a byproduct of therapeutic research). These cells must have active and inducible enzyme systems, they must have a correct morphology, they must express albumin and they must attach to the cell culture dish.

•	Stem cells derived functional islet cells provided in plates or frozen. These cells must produce and express insulin in response to glucose.
•	A complete line of reagents for the culture and differentiation of embryonic stem cells.
Therapeutic Products
We have already used human stem cells to create retinal cells known as retinal pigment epithelial, or RPE. We are currently expanding these cells as part of pre-clinical trials, resulting in animal implantation in 2007.
We are in the process of developing specialized liver cells for use in the treatment of liver disease and pancreatic “islet” cells to treat diabetes as the third target.
OUR MARKETS
Therapeutic Market
Retinal Diseases - Diseases involving retinal degeneration include age-related macular degeneration (“AMD”) and retinitis pigmentosa (“RP”). These diseases are characterized by the death of critical photoreceptor cell called rods and cones. Photoreceptor death is due to an abnormality and/or to disruption or death of supportive cells called retinal pigment epithelial (“RPE”) cells. The use of hES cells may prove beneficial in the treatment of AMD and RP as retinal cell transplant therapy has been shown to be clinically feasible for the treatment of AMD and RP and the differentiation procedures to derive human retinal cells from hES cells have been worked out. We are working toward the manufacture of these cells for therapeutic use.

According to a 2004 study on Blindness and Blinding Diseases in the U.S. published by the University of Washington, approximately 13,000,000 Americans have signs of AMD, over 10,000,000 suffer visual loss and over 200,000 are legally blind from the disease. The occurrence of AMD increases with a patient’s age. According to the same study, approximately 6,300,000 people are projected to develop AMD in 2030, compared to 1,700,000 in 1995.
Because the therapeutic use of retinal cells is one of the more advanced applications in stem cell therapy and we have already produced human retinal pigment epithelial cells from human embryonic stem cell lines, we are focusing on retinal cells as our first therapeutic market target. Our goal is to manufacture retinal cells derived from hES cells to replace the limited supply of donor derived cells for therapeutic use. We will collaborate with academic research and other research institutions to develop FDA-approved therapeutic methodologies for producing retinal cells for therapeutic use.
Diabetes — Another area of focus is on diabetes. According to the American Diabetes Association, approximately 20,800,000 people, or 7% of the U.S. population, have some form of diabetes, and the National Institutes of Health estimates that there are as many as 2,500,000 people suffering from Type 1 Diabetes (Insulin Dependent Diabetes Mellitus). Normally, certain cells in the pancreas, called the islet ß cells, produce insulin which promotes the uptake of the sugar glucose by cells in the human body. Degeneration of pancreatic islet ß cells results in a lack of insulin in the bloodstream which results in diabetes. Although diabetics can be treated with daily injections of insulin, these injections enable only intermittent glucose control.
The transplantation of insulin producing cells called “islet cells” from one person to another has been shown to relieve the suffering and serious side effects caused by current therapies. As the primary source of islet cells today is organ donations, available supply is extremely limited. Therefore, our objective in the field of diabetes therapy is to increase the availability of pancreatic islet cells by inducing stem cells derived from our parthenogenic cell lines to grow and become islets or the individual cells found in the islets.
Liver Disease — According to the American Liver Foundation, chronic liver disease (including hepatitis C) is the third most common cause of death due to chronic diseases in persons 35 to 64 years of age. In the United States diseases such as cirrhosis and hepatitis were ranked as the 12th leading cause of death in 2000. The only effective treatment currently available for people with liver failure is full or partial organ transplantation. Unfortunately, as with islets, the demand for organs far exceeds the number of organs available. According to the United Network for Organ Sharing, there are currently more than 17,000 persons on the wait list for a liver transplant.
Liver cell transplantation has been used in early stage clinical trials to treat patients with liver failure caused by acute or chronic disease and in patients with genetically caused metabolic defects. This therapy has proven to be especially useful as a “bridge” to keep patients alive until they can receive a whole liver transplant, as well as an alternative to whole-organ transplantation in specific cases. The procedure involves supplementing a patient’s liver function by injecting a donor’s liver cells (obtained from livers donated from brain dead, heart beating donors) into a patient’s liver or spleen where the liver cells remain and function. Our objective is to provide an alternate source of liver cells for the treatment of liver disease through cell transplant therapy.

Research Market
The research market for cell systems is made up of scientists performing basic research and applied research in the biological sciences. Basic research involves the study of cell biology, and the biochemical pathways to human disease. Applied research involves drug discovery, vaccine development, clinical research including cell engineering, and cell transplantation.
The domestic market can be broken into three segments. These include: (i) academic researchers in universities and privately-funded research organizations; (ii) government institutions such as the National Institutes of Health, the U.S. Army, the U.S. Environmental Protection Agency and others; and (iii) industrial organizations such as pharmaceutical companies and consumer product companies. Management believes that the combined academic and government market comprises approximately 40% of the total market and that the industrial segment comprises approximately 60% of the remaining market.
We believe the following are the main drivers in the research market for commercial cell systems:
•	The need for experimental human cells which are more predictive of human biology than non-human cells or genetically modified cell lines.
•
The desire to lower the cost of drug development in the pharmaceutical industry. We believe that human cell systems may provide a platform for screening toxic drugs early in the development process, thus avoiding late stage failures in clinical trials and reducing costs.

•	The need to eliminate animal products in research reagents that may contaminate future therapeutic products.
•	The need for experimental control. Serum-free defined media provides the benefit of experimental control because there are fewer undefined components.
•	The need for consistency in experiments that can be given by quality controlled products.
•	The need to eliminate the necessity to formulate media in-house, obtain tissue or perform cell isolations.
•	The need to reduce animal testing in the consumer products industry.
Our internal projections for the global market for human cell systems for use in basic research are several hundred million dollars annually with an anticipated growth rate between 10% and 20%.

INTELLECTUAL PROPERTY
Patents
We have filed patent applications covering our proprietary technology to create stem cells without the use of fertilized eggs or transferred DNA. In addition, we have obtained the exclusive worldwide licenses to a portfolio of patents and patent applications from Advanced Cell Technology.
Our patent portfolio consists of 30 families of patents consisting of over 130 separate patents (including international filings) and patent applications in the field of stem cell culture. We also have an exclusive license to the only patent issued by the U.S. Patent & Trademark Office for the creation of human embryonic stem cells, or hES cells using nuclear transfer technology for human therapeutic use. Of these, eight are issued patents and a majority of the patents and applications have been filed in the United States and in foreign countries through the Patent Corporation Treaty or by direct country filings in those jurisdictions deemed significant to our operations.
The patentability of human cells in countries throughout the world reflects widely differing governmental attitudes. In the United States, hundreds of patents covering human embryonic stem cells have already been granted, including those on which we rely. In certain countries in Europe, the European Patent Office currently appears to take the position that hES cells themselves are not patentable, while the United Kingdom has decided that some types of hES cells can be patented. As a result, we plan to file internationally wherever feasible and focus our research strategy on cells that best fit the United States and United Kingdom Patent Offices’ definitions of patentable cells.
License Agreements
In May 2005, we entered into three exclusive license agreements with Advanced Cell Technology for the production of therapeutic products in the fields of diabetes, liver disease, retinal disease, and the creation of research products in all fields. The license agreements give us access to all aspects of Advanced Cell Technology’s human cell patent portfolio as it existed on that date, plus a combination of exclusive and non-exclusive rights to future developments. A significant feature of the licensed technology is that it allows us to isolate and differentiate hES stem cells directly from a “blastocyst.” The hES cells can be immediately differentiated into stem cells capable of expansion and differentiation into islet cells, liver cells, and retinal cells.
Pursuant to the terms of our agreements with Advanced Cell Technology, in exchange for worldwide therapeutic rights to Advanced Cell Technology’s portfolio of patents and patent applications in the fields of diabetes, liver disease and retinal disease, we are required to make payments of $75,000 in May 2007, $112,500 in May 2008 and annual payments thereafter of $150,000, plus milestone payments linked to the launch of therapeutic products (not research products) ranging from $250,000 at first launch to $1 million upon reaching sales of $10 million, with a maximum of $1.75 million in the aggregate. The agreements also require us to pay royalties on sales and meet minimum research and development requirements. The agreements continue until expiration of the last valid claim within the licensed patent rights. Advanced Cell Technology is required to defend any patent infringement claims. Either party may terminate the agreements for an uncured breach, or we may terminate the agreements at any time with 30 days notice.

The agreements with Advanced Cell Technology further provide that any technology either party currently owns, develops or licenses in the future will be licensed to the other party for use in their specific therapeutic field. This arrangement gives Advanced Cell Technology and us continuing access to future discoveries made or licensed by either party.
Exclusive License Agreement Number One, as amended, covers patent rights and technology that are relevant to:
•	the research, development, manufacture and sale of human and non-human animal cells for commercial research; and
•	the manufacture and selling of hES cells for therapeutic and diagnostic use in the treatment of human diabetes, liver diseases, retinal diseases and retinal degenerative diseases.
Exclusive License Agreement Number Two, as amended, covers patent rights and technology that are relevant to:
•	the research, development, manufacture and sale of human and non-human animal cells and defined animal cell lines for commercial research;
•	the manufacture and selling of human cells for therapeutic and diagnostic use in the treatment of human diabetes, liver diseases, retinal diseases and retinal degenerative diseases; and
•	the use of defined animal cell lines in the process of manufacturing and selling human cells for therapeutic and diagnostic use in the treatment of human diabetes, liver diseases and retinal diseases.
Exclusive License Agreement Number Three, as amended, covers patent rights and technology relevant to the research, development, manufacture and sale of human cells for cell therapy in the treatment of therapeutic and diagnostic use in the treatment of human diabetes and liver diseases, and retinal diseases and retinal degenerative diseases.
Research Agreements
Dr. Revazova, our Chief Scientist, is currently conducting basic research at the Scientific Center for Obstetrics, Gynecology and Perinatology of the Russian Academy of Medical Sciences in Moscow, Russia (the “Institute”). This laboratory contains all of the necessary equipment and scientific resources to complete our preliminary research in parthenogenesis and Somatic Cell Nuclear Transfer technology. Through a research agreement, Dr. Revazova continues to conduct research into the creation and characterization of embryonic stem cells. The Institute provides Dr. Revazova access to the equipment and technicians needed to create and fully characterize human parthenogenic and embryonic stem cells. This includes equipment for immunofluorescence, karyotyping, gene expression, and equipment for molecular biology and cell biology. In addition, through our relationship with the Institute, we have access to expert Russian scientists from the Russian Academy of Sciences. Under the terms of the agreement, we retain all intellectual property rights in the United States and the Institute retains such rights in Russia. We share equally in any royalty payments from the rest of the world, but we retain control of all marketing and distribution anywhere in the world, except Russia. This agreement expires at the end December 2006, and is expected to be renewed for an additional one year term prior to expiration.

COMPETITION
The development of therapeutic and diagnostic agents for human disease is intensely competitive. Pharmaceutical companies currently offer a number of pharmaceutical products to treat diabetes, liver diseases, retinal disease and other diseases for which our technologies may be applicable. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for such products, alter the prognosis of these diseases, or prevent their onset. We believe that our theraputic products, when and if successfully developed, will compete with these products principally on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system. We believe that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology companies. Smaller companies may also be significant competitors, particularly through collaborative arrangements with large pharmaceutical or biotechnology companies. Some of our primary competitors in the development of stem cell therapies are Geron Corporation, Genzyme Corporation, StemCell Technologies Inc., Advanced Cell Technology, Aastrom Biosciences, Inc. and ViaCell, Inc., most of which have substantially greater resources and experience. In the field of research products, our primary competitors for stem cells, media and reagents are Chemicon, Invitrogen Corp., StemCell Technologies Inc. and Specialty Media. These companies primarily provide standard media that have not been optimized for human embryonic stem cell growth.
SALES AND MARKETING
To date, sales of our research products have been modest and derived primarily through word of mouth, but we intend to develop a sales force to market our research and our cell therapy and diagnostic products in the U.S. Because of the nature of the markets in which we participate, we believe that a modest size sales force will be sufficient. We also anticipate partnering with large biotech and pharmaceutical companies for the marketing and sales of some, but not necessarily all, of our stem cell based therapeutic products.
GOVERNMENT REGULATION
Regulation by governmental authorities in the United States and other countries is a significant factor in the development, manufacture and marketing of our proposed therapeutic products and in our ongoing research and product development activities. The nature and extent to which such regulation applies to us will vary depending on the nature of any products which may be developed by us. We anticipate that many, if not all, of our proposed products will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the FDA, and similar regulatory authorities in European and other countries. Various governmental statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage and recordkeeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with appropriate statutes and regulations require the expenditure of substantial time and money, and there can be no guarantee that approvals will be granted.

FDA Approval Process
Prior to commencement of clinical studies involving humans, preclinical testing of new pharmaceutical products is generally conducted on animals in the laboratory to evaluate the potential efficacy and safety of the product candidate. The results of these studies are submitted to the FDA as a part of an Investigational New Drug (IND) application, which must become effective before clinical testing in humans can begin. Typically, human clinical evaluation involves a time-consuming and costly three-phase process. In Phase 1, clinical trials are conducted with a small number of people to assess safety and to evaluate the pattern of drug distribution and metabolism within the body. In Phase 2, clinical trials are conducted with groups of patients afflicted with a specific disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In some cases, an initial trial is conducted in diseased patients to assess both preliminary efficacy and preliminary safety and patterns of drug metabolism and distribution, in which case it is referred to as a Phase 1-2 trial. In Phase 3, large-scale, multi-center, comparative trials are conducted with patients afflicted with a target disease in order to provide enough data to demonstrate the efficacy and safety required by the FDA. The FDA closely monitors the progress of each of the three phases of clinical testing and may, at its discretion, re-evaluate, alter, suspend, or terminate the testing based upon the data which have been accumulated to that point and its assessment of the risk/benefit ratio to the patient. Monitoring of all aspects of the study to minimize risks is a continuing process. All adverse events must be reported to the FDA.
The results of the preclinical and clinical testing on a non-biologic drug and certain diagnostic drugs are submitted to the FDA in the form of a New Drug Application (“NDA”) for approval prior to commencement of commercial sales. In the case of vaccines or gene and cell therapies, the results of clinical trials are submitted as a Biologics License Application (“BLA”). In responding to a NDA or BLA, the FDA may grant marketing approval, request additional information or refuse to approve if the FDA determines that the application does not satisfy its regulatory approval criteria. There can be no assurance that approvals will be granted on a timely basis, if at all, for any of our proposed products.
European and Other Regulatory Approval
Whether or not FDA approval has been obtained, approval of a product by comparable regulatory authorities in Europe and other countries will likely be necessary prior to commencement of marketing the product in such countries. The regulatory authorities in each country may impose their own requirements and may refuse to grant an approval, or may require additional data before granting it, even though the relevant product has been approved by the FDA or another authority. As with the FDA, the regulatory authorities in the European Union (“EU”) and other developed countries have lengthy approval processes for pharmaceutical products. The process for gaining approval in particular countries varies, but generally follows a similar sequence to that described for FDA approval. In Europe, the European Committee for Proprietary Medicinal Products provides a mechanism for EU-member states to exchange information on all aspects of product licensing. The EU has established a European agency for the evaluation of medical products, with both a centralized community procedure and a decentralized procedure, the latter being based on the principle of licensing within one member country followed by mutual recognition by the other member countries.

Other Regulations
We are also subject to various United States federal, state, local and international laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research work. We cannot accurately predict the extent of government regulation which might result from future legislation or administrative action.
PROPERTIES
We have established our primary research facility in 8,215 square feet of leased office and laboratory space in Oceanside, California. Our lease for this facility expires in August 2011, with a five year option to renew at our discretion. The facility has over $1,000,000 of improvements which include clean rooms, segregated rooms for biohazard control and containment of human donor tissue. We believe that this facility is well suited to meet our research and development needs.
We have a 3,240 square foot laboratory in Walkersville, Maryland. Our lease for this facility expires in March 2009, with a three year renewal option. This laboratory is being used to develop and manufacture our research products, as well as for sales and marketing and general administration. The Walkersville facility contains a 2,000 square foot manufacturing laboratory space with two clean rooms and is fitted with the necessary water purification, refrigeration, labeling equipment and standard manufacturing equipment to manufacture, package, store and distribute media products. There is a 500 square foot quality control and cell culture laboratory outfitted with the necessary cell isolation equipment, incubators, microscopes and standard cell culture equipment necessary to isolate and culture cells and conduct quality control tests to produce superior cell culture products. The manufacturing and quality control laboratories also serve as product development laboratories, and 300 square feet are devoted to administration, sales and marketing. This area contains the computers, communication equipment and the file systems necessary to establish technical offices, sales and marketing offices, finance and human resources. Equipment monitoring and security systems are in place.
EMPLOYEES
In addition to our four executive officers, we utilize the services of eight full-time and nine part-time staff members or consultants.

RISK FACTORS
The following summarizes material risks relating to us that you should carefully consider. Any of the following risks, if they actually occur, would likely harm our business, financial condition and results of operations.
Our business is at an early stage of development and we may not develop products that can be commercialized.
Our business is at an early stage of development. We do not have any products in late-stage clinical trials. We are still in the early stages of identifying and conducting research on potential products. Our potential products will require significant research and development and preclinical and clinical testing prior to regulatory approval in the United States and other countries. We may not be able to obtain regulatory approvals, enter clinical trials for any of our product candidates, or commercialize any products. Our product candidates may prove to have undesirable and unintended side effects or other characteristics adversely affecting their safety, efficacy or cost-effectiveness that could prevent or limit their use. Any product using any of our technology may fail to provide the intended therapeutic benefits, or achieve therapeutic benefits equal to or better than the standard of treatment at the time of testing or production.
We have a history of operating losses and do not expect to be profitable in the near future.
We have not generated any profits since our entry into the biotechnology business and have incurred significant operating losses. We expect to incur additional operating losses for the foreseeable future and, as we increase our research and development activities, we expect our operating losses to increase significantly. We do not have any sources of significant revenues and may not have any in the foreseeable future.
We will need additional capital to conduct our operations and develop our products and our ability to obtain the necessary funding is uncertain.
We need to obtain significant additional capital resources from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products. We believe that we have sufficient working capital to finance operations through the third quarter of 2008. Thereafter, we will need to raise additional working capital. Our current burn rate is approximately $250,000 per month excluding capital expenditures. The timing and degree of any future capital requirements will depend on many factors, including:
•	the accuracy of the assumptions underlying our estimates for capital needs in 2007 and beyond;

•	scientific progress in our research and development programs;

•
the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, manufacturing and marketing;

•	our progress with preclinical development and clinical trials;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and

•	the number and type of product candidates that we pursue.
Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our product lines, any of which could have a material adverse affect on our financial condition or business prospects.
Clinical trials are subject to extensive regulatory requirements, very expensive, time-consuming and difficult to design and implement. Our products may fail to achieve necessary safety and efficacy endpoints during clinical trials.
Human clinical trials can be very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:
•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	slower than expected rates of patient recruitment;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.
In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our IND submissions or the conduct of these trials.

Patents obtained by other persons may result in infringement claims against us that are costly to defend and which may limit our ability to use the disputed technologies and prevent us from pursuing research and development or commercialization of potential products.
A number of pharmaceutical, biotechnology and other companies, universities and research institutions have filed patent applications or have been issued patents relating to cell therapy, stem cells, and other technologies potentially relevant to or required by our expected products. We cannot predict which, if any, of such applications will issue as patents or the claims that might be allowed. We are aware that a number of companies have filed applications relating to stem cells. We are also aware of a number of patent applications and patents claiming use of stem cells and other modified cells to treat disease, disorder or injury.
If third party patents or patent applications contain claims infringed by either our licensed technology or other technology required to make and use our potential products and such claims are ultimately determined to be valid, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost, if at all, or be able to develop or obtain alternative technology. If we are unable to obtain such licenses at a reasonable cost, we may not be able to develop some products commercially. There can be no assurance that we will not be obliged to defend ourselves in court against allegations of infringement of third party patents. Patent litigation is very expensive and could consume substantial resources and create significant uncertainties. An adverse outcome in such a suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease using such technology.
We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions.
Considerable research in the areas of stem cells, cell therapeutics and regenerative medicine is being performed in countries outside of the United States, and a number of our competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide adequate protection to prevent our competitors from misappropriating our intellectual property.
Our competition includes fully integrated biotechnology and pharmaceutical companies that have significant advantages over us.
The market for therapeutic stem cell products is highly competitive. We expect that our most significant competitors will be fully integrated pharmaceutical companies and more established biotechnology and stem cell companies. These companies are developing stem cell-based products and they have significantly greater capital resources in research and development, manufacturing, testing, obtaining regulatory approvals, and marketing capabilities. Many of these potential competitors are further along in the process of product development and also operate large, company-funded research and development programs. As a result, our competitors may develop more competitive or affordable products, or achieve earlier patent protection or product commercialization than we are able to achieve. Competitive products may render any products or product candidates that we develop obsolete.

If we fail to meet our obligations under our license agreements, we may lose our rights to key technologies on which our business depends.
Our business depends in part on licenses from third parties. These third party license agreements impose obligations on us, such as payment obligations and obligations to diligently pursue development of commercial products under the licensed patents. If a licensor believes that we have failed to meet our obligations under a license agreement, the licensor could seek to limit or terminate our license rights, which could lead to costly and time-consuming litigation and, potentially, a loss of the licensed rights. During the period of any such litigation, our ability to carry out the development and commercialization of potential products could be significantly and negatively affected. If our license rights were restricted or ultimately lost, our ability to continue our business based on the affected technology platform could be severely adversely affected.
Restrictive and extensive government regulation could slow or hinder our production of a cellular product.
The research and development of stem cell therapies is subject to and restricted by extensive regulation by governmental authorities in the United States and other countries. The process of obtaining FDA and other necessary regulatory approvals is lengthy, expensive and uncertain. We may fail to obtain the necessary approvals to continue our research and development, which would hinder our ability to manufacture or market any future product.
Research in the field of nuclear transfer and embryonic stem cells is currently subject to strict government regulations, and our operations could be restricted or outlawed by any legislative or administrative efforts impacting the use of nuclear transfer technology or human embryonic material.
Our business is focused on human cell therapy, which includes the production of human differentiated cells from stem cells and involves human oocytes and may involve the use of nuclear transfer technology embryonic material. Nuclear transfer technology, commonly known as therapeutic cloning, and research utilizing embryonic stem cells is controversial, and currently subject to intense scrutiny, particularly in the area of nuclear transfer of human cells and the use of human embryonic material. Cloning for research purposes is unlawful in many states and this type of prohibition may expand into other states, including some where we now operate.
Although current federal law only restricts the use of federal funds for hES cell research, there can be no assurance that our operations will not be restricted by any future legislative or administrative efforts by politicians or groups opposed to the development of hES call technology or nuclear transfer technology, or that such efforts might not be extended to include our parthenogenic technology. Further, there can be no assurance that legislative or administrative restrictions directly or indirectly delaying, limiting or preventing the use of hES technology, nuclear transfer technology, the use of human embryonic material, or the sale, manufacture or use of products or services derived from nuclear transfer technology or other hES technology will not be adopted in the future or extend to include our parthenogenetic processes. For example, Senate bill S-658, which remains in committee and may or may not become law, has provisions in it which may be interpreted to prohibit the specific technology known as Somatic Nuclear Cell Transfer, the rights to which we have licensed.

Restrictions on the use of human embryonic stem cells, and the ethical, legal and social implications of that research, could prevent us from developing or gaining acceptance for commercially viable products in these areas.
Although our stem cells are derived from unfertilized human eggs through a process that can produce cells suitable for therapy, but are believed to be incapable of producing a human being, such cells are nevertheless often referred to as “embryonic” stem cells. Because the use of human embryonic stem cells gives rise to ethical, legal and social issues regarding the appropriate use of these cells, our research related to human parthenogenic stem cells could become the subject of adverse commentary or publicity and some political and religious groups may still raise opposition to our technology and practices. In addition, many research institutions, including some of our scientific collaborators, have adopted policies regarding the ethical use of human embryonic tissue, which, if applied to our procedures, may have the effect of limiting the scope of research conducted using our stem cells, thereby impairing our ability to conduct research in this field. In some states, use of embryos as a source of stem cells is prohibited.
To the extent we utilize governmental grants in the future, the governmental entities involved may retain certain rights in technology that we develop using such grant money and we may lose the revenues from such technology if we do not commercialize and utilize the technology pursuant to established government guidelines.
Certain of our and our licensors’ research has been or is being funded in part by government grants. In connection with certain grants, the governmental entity involved retains rights in the technology developed with the grant. These rights could restrict our ability to fully capitalize upon the value of this research by reducing total revenues that might otherwise be available since such governmental rights may give it the right to practice the invention without payment of royalties.
We rely on parthenogenesis, cell differentiation and other stem cell technologies that we may not be able to successfully develop, which may prevent us from generating revenues, operating profitably or providing investors any return on their investment.
We have concentrated our research on our parthenogenesis, cell differentiation and stem cell technologies, and our ability to operate profitably will depend on being able to successfully implement or develop these technologies for human applications. These are emerging technologies with, as yet, limited human applications. We cannot guarantee that we will be able to successfully implement or develop our nuclear transfer, parthenogenesis, cell differentiation and other stem cell technologies or that these technologies will result in products or services with any significant commercial utility. We anticipate that the commercial sale of such products or services, and royalty/licensing fees related to our technology, would be our primary sources of revenues.

The outcome of pre-clinical, clinical and product testing of our products is uncertain, and if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we will be unable to commercially produce our proposed products.
Before obtaining regulatory approvals for the commercial sale of any potential human products, our products will be subjected to extensive pre-clinical and clinical testing to demonstrate their safety and efficacy in humans. We cannot assure you that the clinical trials of our products, or those of our licensees or collaborators, will demonstrate the safety and efficacy of such products at all, or to the extent necessary to obtain appropriate regulatory approvals, or that the testing of such products will be completed in a timely manner, if at all, or without significant increases in costs, program delays or both, all of which could harm our ability to generate revenues. In addition, our prospective products may not prove to be more effective for treating disease or injury than current therapies. Accordingly, we may have to delay or abandon efforts to research, develop or obtain regulatory approval to market our prospective products. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could harm our ability to generate revenues, operate profitably or produce any return on an investment in us.
If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.
We are engaged in activities in the biotechnology field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other biotechnology, agricultural, pharmaceutical or other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.
We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.
The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:
•	we will succeed in obtaining any patents, obtain them in a timely manner, or that the breadth or degree of protection that any such patents will protect our interests;
•	the use of our technology will not infringe on the proprietary rights of others;
•
patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or will not be challenged, invalidated or infringed; or

•	patents will not be issued to other parties, which may be infringed by our potential products or technologies.

We are aware of certain patents that have been granted to others and certain patent applications that have been filed by others with respect to nuclear transfer and other stem cell technologies. The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors’ purported patent rights and the technologies they actually utilize in their businesses.
Our business is highly dependent upon maintaining licenses with respect to key technology.
Many of the key patents we utilize are licensed to us by Advanced Cell Technology, which has licensed some of these from other parties, including the University of Massachusetts. These licenses are subject to termination under certain circumstances (including, for example, our failure to make minimum royalty payments or to timely achieve development and commercialization benchmarks). The loss of any of such licenses, or the conversion of such licenses to non-exclusive licenses, could harm our operations and/or enhance the prospects of our competitors. Although our licenses with Advanced Cell Technology allow us to cure any defaults under the underlying licenses to them and to take over the patents and patents pending in the event of default by Advanced Cell Technology, the cost of such remedies could be significant and we might be unable to adequately maintain these patent positions. If so, such inability could have a material adverse affect on our business.
Certain of such licenses also contain restrictions (e.g., limitations on our ability to grant sublicenses) that could materially interfere with our ability to generate revenue through the licensing or sale to third parties of important and valuable technologies that we have, for strategic reasons, elected not to pursue directly. The possibility exists that in the future we will require further licenses to complete and/or commercialize our proposed products. There can be no assurance that we will be able to acquire any such licenses on a commercially viable basis.
Certain of our technology is not protectable by patent which leaves us vulnerable to theft of our technology.
Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.
We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.
Our strategy for the development, clinical testing and commercialization of our proposed products requires that we enter into collaborations with corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators’ resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:
•	design and conduct advanced clinical trials in the event that we reach clinical trials;
•	fund research and development activities with us;
•	pay us fees upon the achievement of milestones; and
•	market with us any commercial products that result from our collaborations.
The development and commercialization of potential products will be delayed if collaborators fail to conduct these activities in a timely manner, or at all. In addition, our collaborators could terminate their agreements with us and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.
Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.
We rely extensively upon and have relationships with scientific consultants at academic and other institutions, some of whom conduct research at our request, and other consultants with expertise in clinical development strategy or other matters. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.
These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these laboratories and can expect only limited amounts of time to be dedicated to our research goals.
We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.
Our business may bring us into conflict with our licensees, licensors or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

We may not be able to obtain third-party patient reimbursement or favorable product pricing, which would reduce our ability to operate profitably.
Our ability to successfully commercialize certain of our proposed products in the human therapeutic field may depend to a significant degree on patient reimbursement of the costs of such products and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive, or if health care related legislation makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.
Our products may be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.
Our products may be significantly more expensive to manufacture than other therapeutic products currently on the market today. We hope to substantially reduce manufacturing costs through process improvements, development of new science, increases in manufacturing scale and outsourcing to experienced manufacturers. If we are not able to make these, or other improvements, and depending on the pricing of the product, our profit margins may be significantly less than that of most therapeutic products on the market today. In addition, we may not be able to charge a high enough price for any cell therapy product we develop, even if they are safe and effective, to make a profit. If we are unable to realize significant profits from our potential product candidates, our business would be materially harmed.
To be successful, our proposed products must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products.
Our proposed products and those developed by our collaborative partners, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide not to accept and utilize these products. The products that we are attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:
•	our establishment and demonstration to the medical community of the clinical efficacy and safety of our proposed products;

•	our ability to create products that are superior to alternatives currently on the market;
•	our ability to establish in the medical community the potential advantage of our treatments over alternative treatment methods; and
•	reimbursement policies of government and third-party payors.
If the healthcare community does not accept our products for any of the foregoing reasons, or for any other reason, our business would be materially harmed.
We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.
Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more key executive officers, or scientific officers, particularly Mr. Krstich, Mr. Janus and Dr. Revazova, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.
We may have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.
The testing, manufacturing, marketing and sale of human therapeutic products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.
The sale or issuance of a substantial number of shares may adversely affect the market price for BTHC Common Stock.
The future sale of a substantial number of shares of BTHC Common Stock in the public market, or the perception that such sales could occur, could significantly and negatively affect the market price for BTHC Common Stock. We expect that we will likely issue a substantial number of shares of our capital stock in financing transactions in order to fund our operations and the growth of our business. Under these arrangements, we may agree to register the shares for resale soon after their issuance. We may also continue to pay for certain goods and services with equity, which would dilute our current stockholders. Also, sales of the shares issued in this manner could negatively affect the market price of our stock.

We do not intend to pay cash dividends on BTHC Common Stock in the foreseeable future.
Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of the Board of Directors. We do not anticipate paying cash dividends on BTHC Common Stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.
Limitations on director and officer liability and indemnification of our officers and directors by us may discourage stockholders from bringing suit against a director.
Our certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our certificate of incorporation and bylaws may provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law.
Stock prices for biotechnology companies have historically tended to be very volatile.
Stock prices and trading volumes for many biotechnology companies fluctuate widely for a number of reasons, including but not limited to the following factors, some of which may be unrelated to their businesses or results of operations:
•	clinical trial results;
•	the amount of cash resources and such company’s ability to obtain additional funding;
•	announcements of research activities, business developments, technological innovations or new products by competitors;
•	entering into or terminating strategic relationships;
•	changes in government regulation;
•	disputes concerning patents or proprietary rights;
•	changes in our revenues or expense levels;
•	public concern regarding the safety, efficacy or other aspects of the products or methodologies we are developing;

•	reports by securities analysts;
•	activities of various interest groups or organizations;
•	media coverage; and
•	status of the investment markets.
This market volatility, as well as general domestic or international economic, market and political conditions, could materially and adversely affect the market price of BTHC Common Stock.
The application of the “penny stock” rules to BTHC Common Stock could limit the trading and liquidity of the BTHC Common Stock, adversely affect the market price of BTHC Common Stock and increase stockholder transaction costs to sell those shares.
As long as the trading price of BTHC Common Stock is below $5.00 per share, the open-market trading of BTHC Common Stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of BTHC Common Stock, reducing the liquidity of an investment in BTHC Common Stock and increasing the transaction costs for sales and purchases of BTHC Common Stock as compared to other securities.
The market price for BTHC Common Stock may be particularly volatile given our status as a relatively unknown company with a limited operating history and lack of profits which could lead to wide fluctuations in our share price. The price at which stockholders purchase shares of BTHC Common Stock may not be indicative of the price of the BTHC Common Stock that will prevail in the trading market.
The market for BTHC Common Stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our stock price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, there has been no trading in BTHC Common Stock. As a consequence of this lack of liquidity, any future trading of shares by our stockholders may disproportionately influence the price of those shares in either direction. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of BTHC Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for BTHC Common Stock will be at any time or as to what effect that the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

In addition, the market price of BTHC Common Stock could be subject to wide fluctuations in response to:
•	quarterly variations in our revenues and operating expenses;
•	announcements of new products or services by us;
•	fluctuations in interest rates;
•	significant sales of BTHC Common Stock;
•	the operating and stock price performance of other companies that investors may deem comparable to us; and
•	news reports relating to trends in our markets or general economic conditions.
CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA
This Current Report on Form 8-K contains “forward-looking statements” that involve risks and uncertainties, many of which are beyond the Registrant’s control. The Registrant’s actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this Current Report on Form 8-K. Important factors that may cause actual results to differ include:
•	adverse economic conditions;
•	inability to raise sufficient additional capital to operate our business;
•	unexpected costs and operating deficits, and lower than expected sales and revenues;
•	adverse results of any legal proceedings;
•	inability to procure the key components of our products or the failure to obtain acceptable quality key components on a cost-effective basis;
•	the volatility of our operating results and financial condition;
•	inability to attract or retain qualified senior management personnel, including research and development personnel; and
•	other specific risks that may be alluded to in this Current Report on Form 8-K.

All statements, other than statements of historical facts, included in this Current Report on Form 8-K regarding the Registrant’s strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included under Item 9.01(a) of this Current Report on Form 8-K. The information in this Current Report Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact made in this registration statement are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.
BTHC III, Inc. was incorporated on June 7, 2005 as a Delaware corporation to effect the reincorporation of BTHC III, LLC, a Texas limited liability company, mandated by a plan of reorganization which is included in the Form 10-SB filed with the SEC on May 24, 2006. In accordance with the confirmed plan of reorganization on December 28, 2006, pursuant to the terms of the Exchange Agreement, BTHC acquired all of the outstanding capital stock of ISC. The Share Exchange is accounted for herein as a reverse merger. In the Share Exchange, BTHC is considered the legal acquirer and ISC is considered the accounting acquirer. ISC was incorporated on June 16, 2006 as a California corporation to effect the reorganization of Lifeline Technology, LLC, a California limited liability company. As a result of the reorganization, Lifeline is the wholly-owned subsidiary of ISC.
As ISC is considered the account acquirer, we have included in this Current Report Form 8-K the financial statements of ISC for the period of inception to the nine-months ended September 30, 2006 and the financial statements of Lifeline, which was the operating company until the incorporation of ISC, for the fiscal years ended December 31, 2004 and 2005 and for the nine-month periods ended September 30, 2005 and September 30, 2006. The financial results of operation discussed below are those of ISC and Lifeline.
RESULTS OF OPERATIONS
For the years ended December 31, 2005 and December 31, 2004
Revenues
Lifeline is a development stage company and has generated nominal revenues, none in the year ended December 31, 2004 and $158 during the year ended December 31, 2005.

General and Administrative Expenses
General and administrative expenses were $461,634 for the year ended December 31, 2005 as compared to $197,579 for the preceding year. The primary reason for the increase was Lifeline’s continued expansion over the past year. Increases in consulting fees in the year ended December 31, 2005 over the previous year of $58,729, in legal and accounting fees of $69,086, and patent license fees of $37,500 accounted for most of the increase.
Research and Development
Research and development expenses were $804,191 for the year ended December 31, 2005 as compared to $585,494 for the preceding year. The increase was the result of expanded research and development operations. The staffing cost for Lifeline’s commitments under the research agreement in Russia increased by $163,051 and consulting increased by $32,379, for a total increase of $195,430 in 2005 over 2004.
Other
Other expenses increased slightly to $82,870 for the year ended December 31, 2005 as compared to $68,682 for the preceding year most of which was the result of a $26,000 increase from the imputed interest on the $400,000 note payable.
For the nine months ended September 30, 2006 and September 30, 2005
Revenues
Lifeline is a development stage company and has generated nominal revenues, none in the nine months ended September 30, 2005 and $1,745 during the nine months ended September 30, 2006.
General and Administrative Expenses
General and administrative expenses were $1,584,729 for the nine months ended September 30, 2006 as compared to $309,920 for the nine months ended September 30, 2005. The growth of Lifeline accounted for the increased cost in 2006 over 2005, including warrants issued for services of $808,000, consulting fees increases of $101,000 for investment banking services, the establishment of the office in Oceanside, legal fees of $56,000, and professional fees of $72,000 relating mainly to the first audit and to recruiting fees.
Research and Development
Research and development expenses were $735,499 for the nine months ended September 30, 2006 as compared to $540,303 for the nine months ended September 30, 2005. The primary reasons for the greater expenditure were increased patent license fees of $75,000 and payroll and payroll costs of $83,000.

Other
Other expenses increased to $204,704 for the nine months ended September 30, 2006 as compared to $52,119 for the nine months ended September 30, 2005, most of which was the result of a $55,000 increase in interest expense due to imputed interest on the $400,000 note payable and a $93,000 charge resulting from a settlement with American Stem Cell.
LIQUIDITY AND CAPITAL RESOURCES
ISC raised $11,205,950 in the ISC Private Placement. Management believes that there is sufficient working capital to finance operations through the third quarter of 2008, however, significant additional capital resources are required from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products. Thereafter, additional working capital will need to be raised. The current burn rate is approximately $250,000 per month excluding capital expenditures. The timing and degree of any future capital requirements will depend on many factors, including:
•	the accuracy of the assumptions underlying our estimates for capital needs in 2007 and beyond;

•	scientific progress in our research and development programs;

•
the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, manufacturing and marketing;

•	our progress with preclinical development and clinical trials;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and

•	the number and type of product candidates that we pursue.
Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our product lines.
CRITICAL ACCOUNTING POLICIES
The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 1 of the Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: (1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.
Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on our limited historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. As we have recently begun operations we have not had any changes, but would include any changes in the financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our financial statements:
Use of Estimates
These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash Equivalents
The company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
Short-Term Investments
Management determines the appropriate classification of marketable securities at the time of purchase, and has classified all short-term investments as available-for-sale. Such securities are stated at fair value, with the unrealized gains and losses reported as a separate component of equity. Fair value is determined based on quoted market prices.
Property and Equipment
Property and equipment are stated at cost. The provision for depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years. The costs of major remodeling and leasehold improvements are capitalized and depreciated over the shorter of the remaining term of the lease or the life of the asset.

Long-Lived Asset Impairment
We review long-lived assets for impairment when events or changes in business conditions indicate that their carrying value may not be recovered. We consider assets to be impaired and write them down to fair value if expected associated cash flows are less than the carrying amounts. Fair value is the present value of the associated cash flows. We have determined that no material long-lived assets are impaired at September 30, 2006.
Recent Accounting Pronouncements
In October 2006, the Emerging Issues Task Force (“EITF”) issued EITF 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That is, Gross versus Net Presentation)” to clarify diversity in practice on the presentation of different types of taxes in the financial statements. EITF concluded that, for taxes within the scope of the issue, a company may adopt a policy of presenting taxes either gross within revenue or net. That is, it may include charges to customers for taxes within revenues and the charge for the taxes from the taxing authority within cost of sales, or, alternatively, it may net the charge to the customer and the charge from the taxing authority. If taxes subject to EITF 06-3 are significant, a company is required to disclose its accounting policy for presenting taxes and the amounts of such taxes that are recognized on a gross basis. The guidance in this consensus is effective for the first interim reporting period beginning after December 15, 2006 (the first quarter of our fiscal year 2007). We do not expect the adoption of EITF 06-3 will have a material impact on our results of operations, financial position or cash flow.
In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects on each of the company’s balance sheets, statements of operations and related financial statement disclosures. SAB 108 permits existing public companies to record the cumulative effect of initially applying this approach in the first year ending after November 15, 2006 by recording the necessary correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. Additionally, the use of the cumulative effect transition method requires detailed disclosure of the nature and amount of each individual error being corrected through the cumulative adjustment and how and when it arose. The company is currently evaluating the impact SAB 108 may have on its results of operations and financial condition.

In September 2006, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 158, “Employer’s accounting for Defined Benefit Pension and Other Post Retirement Plans”. SFAS No. 158 requires employers to recognize in its statement of financial position an asset or liability based on the retirement plan’s over or under funded status. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The company is currently evaluating the effect that the application of SFAS No. 158 will have on its results of operations and financial condition.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines the fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is encouraged, provided that the company has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The company is currently evaluating the impact SFAS 157 may have on its financial condition or results of operations.
In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting and reporting for uncertainties in income tax law. This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. This statement is effective for fiscal years beginning after December 15, 2006. The company is currently evaluating the impact FIN 48 may have on its financial condition or results of operations.
In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. SFAS No. 156 amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity’s exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity’s fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. SFAS No. 156 also describes the manner in which it should be initially applied. The company does not believe that SFAS No. 156 will have a material impact on its financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”. SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument. The company is currently evaluating SFAS No. 155 but cannot determine the future impact as the company does not have any “ Derivatives Instruments and Hedging Activities”, but may implement them in the future.
In November 2005, the FASB issued FSP FAS 115-1 and FAS 124-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”, which clarifies when an investment is considered impaired, whether the impairment is other-than-temporary, and the measurement of an impairment loss. It also includes accounting considerations subsequent to the recognition of the other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. FSP 115-1 and 124-1 are effective for all reporting periods beginning after December 15, 2005. The company does not anticipate that the implementation of these statements will have a significant impact on its financial position, results of operations or cash flows.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. SFAS No. 154 is a replacement of Accounting Principles Board Opinion No. 20 and SFAS No. 3. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. SFAS No. 154 also addresses the reporting of a correction of an error by restating previously issued financial statements. SFAS No 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The company does not believe that it will have a material impact on its financial position, results of operations or cash flows.
In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS No. 153 shall be applied prospectively. The company has evaluated the impact of the adoption of SFAS No. 153, and does not believe the impact will be significant to the company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment”. SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for ASC effective the first interim period that starts after July 1, 2005. The company has evaluated the impact of the adoption of SFAS 123(R), and cannot determine the future impact as the company does not have any “Share Based Payment” compensations programs, but may implement them in the future.
In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by SFAS No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The company has evaluated the impact of the adoption of SFAS No. 151, and does not believe the impact will be significant to the company’s overall results of operations or financial position since the company does not currently have any manufacturing operations or inventory.
In March 2004, the FASB approved the consensus reached on the EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The objective of EITF 03-1 is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004.

In December 2003, the SEC issued SAB No. 104, “Revenue Recognition.” SAB No. 104 supersedes SAB No. 101, “Revenue Recognition in Financial Statements.” SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Additionally, SAB No. 104 rescinded the SEC’s Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the company’s results of operations or financial condition.
In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities”. In December 2003, FIN 46 was replaced by FIN 46(R) “Consolidation of Variable Interest Entities.” FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) requires an enterprise to consolidate a variable interest entity if that enterprise will absorb a majority of the entity’s expected losses, is entitled to receive a majority of the entity’s expected residual returns, or both. FIN 46(R) is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15, 2004. The company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of BTHC Common Stock as of December 28, 2006, by (i) each person who is known by us to beneficially own 5% or more of BTHC Common Stock, (ii) each of our directors and executive officers, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Unless otherwise specified, the address for each of the following persons is 2595 Jason Court, Oceanside, CA 92056.

	Amount of	Percent of
	Beneficial	Beneficial
Name of Beneficial Owner	Ownership	Ownership (1)
Directors and Officers:
Jeff Krstich — Chief Executive Officer (2)	136,000	*
William B. Adams — Chief Financial Officer (3)	2,116,685	6.20%
Kenneth C. Aldrich — Chairman (4)	3,166,132	9.24%
Jeffrey Janus — President and CEO of Lifeline Cell Technology (4)	2,160,807	6.39%
Timothy P. Halter (5)(6)	1,547,000	4.53%
Halter Financial Investments, LP (7)	1,547,000	4.53%
5% Holders:
Gregory Keller (8)	2,377,179	6.99%
William Peeples (9)	2,779,174	8.17%
All Executive Officers and Directors as a group (5 persons)	8,972,624	22.23%

*	Less than 1%.

(1)	Based on 35,321,495 shares currently outstanding plus shares issuable under derivative securities which are exercisable within 60 days of the date hereof.

(2)
Includes options to purchase up to 136,000 shares of BTHC Common Stock under options exercisable within 60 days of this filing. Mr. Krstich also holds options to purchase an additional 900,000 shares which are not currently exercisable.

(3)	Includes options to purchase up to 106,000 shares of BTHC Common Stock under options exercisable within 60 days of this filing.

(4)
Mr. Aldrich’s shares are held, in part, through YKA Partners, a California limited partnership. Mr. Aldrich is the investment manager of YKA Partners and controls the disposition of these shares. The address for YKA Partners is 157 Surfview Drive, Pacific Palisades, CA 90272.

(5)
Mr. Halter is a director. He also is a member of Halter Financial Investments, GP, LLC, the general partner of Halter Financial Investments L.P. Mr. Halter’s address is 12890 Hilltop Road, Argyle, TX 76226.

(6)	Mr. Halter is deemed to beneficially own the shares owned by Halter Financial Investments, L.P.

(7)	Halter Financial Investments, L.P.’s address is 12890 Hilltop Road, Argyle, TX 76226.

(8)	The address for Mr. Keller is 771 Via Manana, Santa Barbara, CA, 93108.

(9)	The address for Mr. Peeples is 877 Gwyne Ave., Santa Barbara, CA 93111.
DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
The names, ages and positions of our directors and executive officers as of December 28, 2006, are as follows:

Name	Age	Position
Kenneth C. Aldrich	68	Chairman of the Board
Jeff Krstich	58	Chief Executive Officer
Jeffrey Janus	50	President and Chief Executive Officer of Lifeline Cell Technology, LLC
William B. Adams	63	Chief Financial Officer
Timothy Halter	40	Director

Officers and Directors
Kenneth C. Aldrich, our Chairman of the Board of Directors and a Co-Founder of International Stem Cell, joined the predecessor to International Stem Cell at its formation in 2001. He has been active in venture capital investing and private equity since 1975. He began his career as an attorney with the Los Angeles-based firm of O’Melveny & Myers in 1965. Mr. Aldrich then worked in the investment banking and real estate businesses until 1975.
Mr. Aldrich is currently Managing Director of Convergent Ventures, an early-stage life sciences investment company. Through that entity and predecessor companies, he has provided early-stage funding for a variety of biomedical and technology start-ups, including WaveTec Vision Systems, an ophthalmic device company (as Director and CEO), Neurion Pharmaceuticals, Inc., a drug discovery and evaluation company (as Director and co-founder), and Orfid Corporation, a developer of organic transistors (as a founder and financial advisor). He is also an active member of Tech Coast Angels and a director of Next Estate Communications, the world’s largest issuer of prepaid debit cards. Mr. Aldrich holds degrees, with honors, from both Harvard University and Harvard Law School.
Jeff Krstich, our Chief Executive Officer, joined International Stem Cell in early 2006. Previously he had been a senior executive in the healthcare industry for over 30 years with experience in Biotech, Diagnostics and Medical Device companies. From 2003 until joining International Stem Cell in 2006, he was Senior Vice President of Pathology Partners Inc., a medical products company, and was involved in the recapitalization and sale of that company to CARIS Ltd. From 2002 to 2003 he was President of MarketStar HealthCare, a subsidiary of Omnicom (NYSE: OMC). Prior to that he was Director of Sales at Biogen (Nasdaq: BIIB), a biotechnology company, where he served from 1996 to 2002. A former Navy Test Pilot and veteran of Vietnam and Gulf Storm, he has M.B.A. and a B.S. degree in engineering from the United States Naval Academy.
Jeffrey Janus, has been the President of International Stem Cell and the Chief Executive Officer of Lifeline, ISC’s wholly-owned subsidiary since 2003. He has over 16 years of experience commercializing human cell-based products for research use. Mr. Janus was one of the early founders of the Clonetics® brand of human cell systems, the world’s leading commercial line of human cell culture products. Clonetics was acquired by BioWhitaker, which was subsequently acquired by Cambrex Corporation (Rutherford, NJ). Mr. Janus served Clonetics and its successor companies from 1989 to 2002 coordinating in-house teams of research scientists, product managers and outside collaborators to develop and launch over 40 human cell systems consisting of over 200 individual products.

William B. Adams, our Chief Financial Officer, is a Certified Public Accountant who joined Lifeline as a founder at its inception in 2001. He previously served in the accounting firm of Ernst & Ernst from 1966 to 1973. He co-founded Dimensional Planning Group, Inc., a management planning company in 1973 and was Vice President until 1976. From 1976 until present he formed and owns WB Adams Accountancy Corporation. Mr. Adams graduated with a BS from California State University Long Beach. He is on the Ernst & Young alumni board in Los Angeles and is also on the board of the Los Angeles Area Council of the Boy Scouts of America.
Timothy Halter, since 1995, Mr. Halter has been the president and the sole stockholder of Halter Financial Group, Inc. (“HFI”), a Dallas, Texas based consulting firm specializing in the area of mergers, acquisitions and corporate finance. In September 2006, Mr. Halter and other minority partners formed HFI. HFI conducts no business operations. Mr. Halter currently serves as a director of DXP Enterprises, Inc., a public corporation (Nasdaq: DXPE), and is an officer and director of Nevstar Corporation, a Nevada corporation, Robcor Properties, Inc., a Florida corporation, and Bronze Marketing, Inc., a Nevada corporation.
Key Employees
Elena Revazova, Ph.D.,. M.D., our Chief Scientist, has worked for us since 2001 and, from 1998 to 2001, at the offices of one of our co-founders at the Keller Facial Surgery Clinic, Santa Barbara California. Prior to then, from 1992 to 1997, she was the Head of the Department of Experimental Models, Institute of Experimental and Clinical Oncology, Academy of Medical Science in Moscow, Russia; and from 1975 to 1991, she was a Senior Research Scientist in the Department of Experimental Models, Institute of Experimental and Clinical Oncology, Academy of Medical Science in Moscow Russia.
Dr. Revazova is one of the world’s experts in creating immortal cell lines without the introduction of cancer-causing factors and has written or co-authored over 57 patents in the field and for 22 heirs administered a collection of over 150 different cell lines. She has personally created or supervised the creation and patenting of over 50 different cell models that include stomach, colon, liver, renal, lung, muscle and skin cells and has also created stable human cell lines from tumors of various organs and tissues, including the esophagus, stomach, colon, liver, lung, larynx, uterus and breast. Since coming to the United States, Dr. Revazova has created approximately 40 human cell lines and several animal lines.
Jeremy Hammond, our Director of Quality Control, heads our efforts in the areas of product development, quality control and manufacturing scale-up within regulatory guidelines for cell culture products. He has over 20 years of direct experience in developing human cell-based products including serum-containing and serum-free media formulations and purified human cells. He has expertise in the culture of human embryonic stem cells and methods of cell manufacturing.
Hoyt Matthai, our Director of Manufacturing, has over 20 years of experience and knowledge directing and establishing manufacturing facilities and operations for the production of cell culture products and medical devices for pharmaceutical, in vitro diagnostic and research use. Mr. Matthai is using his experience to establish our manufacturing operations and control systems (documentation and environmental) needed for both research grade and therapeutic grade products. Mr. Matthai has previously been the Director of Manufacturing at the American Type Tissue Culture, the primary cell repository for the U.S. Government.

Alexa Dillberger is our Director of Sales and Marketing. Ms. Dillberger has spent the last 25 years leading large pharmaceutical companies and biotech start-ups to bring the highest quality products to market. Ms. Dillberger led Technical Sales for Cambrex, formerly Clonetics, for over 11 years managing national accounts, negotiating contracts and developing the marketing programs for these leading cell-based companies. Ms. Dillberger holds a B.S. degree in Biochemistry, with a minor in Microbiology, from California Polytechnic University.
Scientific Advisors
Gregory S. Keller, M.D., a Co-Founder and Scientific Advisor, is Co-Director of Facial Plastic Surgery, Division of Head and Neck Surgery at the University of California, Los Angeles. He has been involved in medical product development and applications for 26 years, and holds numerous patents on emerging medical technologies that have successfully transitioned to active medical products. Dr. Keller has been involved in cell technologies and their applications for the past ten years.
Hans S. Keirstead, Ph.D., our Principal Independent Scientific Advisor, is one of the leaders in the development of stem cell therapy and will be guiding International Stem Cell’s retinal studies. Canadian-born neuroscientist Dr. Keirstead received his Ph.D. from the University of British Columbia in Vancouver, Canada and in 2000, Dr. Keirstead became an Assistant Professor in the Reeve-Irvine Research Center at the University of California, Irvine. The Reeve-Irvine Research Center, founded by actor Christopher Reeve and philanthropist Joan Irvine, is a leading center for spinal cord injury research. Dr. Keirstead directs a 20-person research team investigating the cellular biology and treatment of spinal cord trauma, research that also has significance for multiple sclerosis and other diseases of the nervous system.
Bernard M. Wagner, M.D., a Scientific Advisor, is an Emeritus Research Professor of Pathology, New York University Medical Center and Emeritus Clinical Professor of Pathology, College of Physicians & Surgeons, Columbia University, New York. He is a Diplomat of the American Board of Pathology and Diplomat (Hon.), of the American College of Veterinary Pathologists. Dr. Wagner is also a Fellow of the Royal College of Pathologists (London); Fellow, Academy of Toxicologic Sciences; Fellow, New York Academy of Medicine; Member, Committee of Toxicology, National Academy of Sciences; Qualified Expert, European Council, Safety Assessment; Member Executive Committee, Board of Directors, American Registry of Pathology, Armed Forces Institute of Pathology; Member, GRAS Expert Panel (FDA); and Fellow of American Academy of Arts and Sciences. Currently, he is a senior consultant for Roche and consultant for ICOS Corp.
Michael Karas, M.D., Ph.D, M.B.A., a Scientific Advisor, received his M.D. degree from Russian State Medical University in Moscow in 1985. In Russia, he worked on physiology of adaptation to extreme conditions such as high altitude. In 1991, he immigrated to Israel, where he earned a Ph.D. in biochemistry on signal transduction of insulin-like growth factors. Dr. Karas moved to the United States in 1997, and joined the Diabetes Branch of the National Institute of Diabetes and digestive and Kidney Diseases as a research fellow. In 2000, he joined Cambrex Corp., where he led the Cell Engineering Group. In 2004, after earning his M.B.A. in Finance from John Hopkins University, Dr. Karas joined the agrochemical division of FMC Corporation, where he is leading the program of developing novel platform technologies for the delivery of active ingredients.

Employment Agreements
International Stem Cell has entered into employment agreements with Messrs. Krstich, Janus, Adams and Aldrich. Under the terms of these employment agreements, Messrs. Krstich and Janus have agreed to devote their full time and attention, and Messrs. Adams and Aldrich have agreed to devote substantially all of their time and attention, to the business of ISC. The employment agreements contain covenants (i) restricting the executive from engaging in any activities competitive with the business of ISC, (ii) prohibiting the executive from disclosing confidential information regarding ISC and (iii) requiring that all intellectual property developed by the executive and relating to the business of ISC constitutes the sole and exclusive property of ISC. After completion of the Share Exchange, the Board of Directors intends to review these employment agreements and determine whether to enter into new employment agreements with such executives. In addition, it is expected that similar employment contracts will be entered into with other key, executive and non-executive personnel as determined by the BTHC Board of Directors.
The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by references to the employment agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated by reference.
Nominating Covenant
There is an obligation, for a period of two year period ending on November 7, 2007, if so requested by the placement agent in the ISC Private Placement, to nominate and use its best efforts to elect a designee of the placement agent acting on behalf of the investors, who is independent and has relevant business experience, to serve on the Registrant’s Board of Directors and as a member of either its Audit or Compensation Committee, or, at the option of the placement agent, as a non-voting adviser to the Registrant’s Board of Directors. The Registrant’s officers, directors and principal stockholders have agreed to vote their shares of BTHC Common Stock in favor of such designee. As of the date of this Current Report on Form 8-K, the Placement Agent has not yet exercised its right to designate such a person.
Board Committees
The Registrant presently does not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as the management of the Registrant believes that until this point it has been premature at the early stage of the Registrant’s management and business development to form an audit, compensation or nominating committee. However, the new management of the Registrant plans to form audit, compensation and nominating committees in the near future. The Registrant envisions that the audit committee will be primarily responsible for reviewing the services performed by the Registrant’s independent auditors and evaluating its accounting policies and system of internal controls. The Registrant envisions that the compensation committee will be primarily responsible for reviewing and approving the Registrant’s salary and benefits policies (including stock options) and other compensation of the Registrant’s executive officers. Until these committees are established, these decisions will continue to be made by the Board of Directors. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board of Directors considers the candidate’s character, judgment, skills and experience in the context of the needs of the Registrant and the Board of Directors.

The Registrant does not have an audit committee charter or a charter governing the nominating process. Other than Mr. Halter, the members of the Board of Directors, who perform the functions of a nominating committee, are not independent because they are also officers of the Registrant. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the Rules of National Association of Securities Dealers. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. The Board of Directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because, given the early stages of the Registrant’s development, a specific nominating policy would be premature and of little assistance until the Registrant’s business operations are at a more advanced level.
The Board of Directors does not currently provide a process for shareholders to send communications to the Board of Directors because management of the Registrant believes that until this point it has been premature to develop such a process given the limited liquidity of the common stock of the Registrant. However, the new management of the Registrant may establish a process for shareholder communications in the future.
Indebtedness of Directors and Executive Officers
None of our directors or executive officers or their respective associates or affiliates is indebted to us.
Family Relationships
There are no family relationships among our directors and executive officers.
Legal Proceedings
As of the date of this Current Report on Form 8-K, there is no material proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

INTERNATIONAL STEM CELL CORPORATION 2006 EQUITY PARTICIPATION PLAN
Background
Effective as of November 17, 2006, the Board of Directors of International Stem Cell unanimously approved the International Stem Cell Corporation 2006 Equity Participation Plan (the “Participation Plan”), pursuant to which 15,000,000 shares of BTHC Common Stock are reserved for issuance under the Participation Plan. The purpose of the Participation Plan is to enable the Registrant to offer directors, officers and other key employees and consultants of the Registrant and its subsidiaries and affiliates equity-based compensation, thereby attracting, retaining, and rewarding these participants and strengthening the mutuality of interests between these participants and the Registrant’s stockholders. The Participation Plan permits the Registrant to keep pace with changing developments in management compensation and make the Registrant competitive with those companies that offer stock incentives to attract and retain directors and key employees. After approval and adoption by the Board of Directors of International Stem Cell, the Participation Plan was approved by the shareholders of International Stem Cell. The approval by the shareholders of International Stem Cell of the Participation Plan permits stock options and awards restricted by certain performance criteria as described below to qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
A summary of the principal features of the Participation Plan is provided below, but is qualified in its entirety by reference to the full text of the Participation Plan that is attached to this Current Report on Form 8-K as Exhibit 10.15.
Shares Available
The Participation Plan reserves 15,000,000 shares of BTHC Common Stock for awards, subject to the adjustments described below. If there is a lapse, expiration, termination, or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the Registrant pursuant to rights reserved upon issuance thereof, with respect to the Participation Plan, those shares may again be used for new awards under the Participation Plan. The Registrant will deduct any shares exchanged by an optionee in payment of the exercise price of any stock option, or any shares retained by the Registrant pursuant to a participant’s tax withholding election, from the shares available under the Participation Plan.
Administration
The Participation Plan is administered by the Registrant’s Board of Directors or any Committee of the Board of Directors to which the Board of Directors has delegated any responsibility for the implementation, interpretation or administration of the Participation Plan (the “Administrator”). Members of the Administrator will satisfy requirements under Rule 16b-3 under the Exchange Act, The Nasdaq Stock Market and the Internal Revenue Service with respect to plans intending to be qualified under Section 162(m) of the Internal Revenue Code by the end of the transition period applicable to newly public companies. Among the Administrator’s powers are the authority to construe and interpret the Participation Plan, establish rules, regulations, policies and procedures for its operation, select directors, officers and other key employees and consultants of the Registrant and its subsidiaries and affiliates to receive awards, and determine the form, amount, and other terms and conditions of awards. The Administrator also has the power to modify or waive restrictions on awards, to amend awards, and to grant extensions and accelerations of awards.

Eligibility of Participation
Directors, officers and other key employees and consultants of the Registrant or any of its affiliates are eligible to participate in the Participation Plan. The selection of eligible participants is within the discretion of the Administrator. The estimated number of individuals who are currently eligible to participate in the Participation Plan is approximately 23, among directors, officers, other employees and consultants of the Registrant and its affiliates.
Types of Awards
The Participation Plan provides for the grant of stock options, including incentive stock options and non-qualified stock options, restricted stock and other equity-based awards.
Awards may be granted singly, in combination, or in tandem, as determined by the Administrator. The Board of Directors may amend or terminate the Participation Plan at any time, except as limited by the terms of the Participation Plan.
Stock Option Grants
The Administrator may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the Administrator, but will not exceed ten years (or five years in the case of an incentive stock option granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of stock of the Registrant, referred to as a 10% stockholder). The option price for any option will not be less than the fair market value of BTHC Common Stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% stockholder). Generally, the fair market value will be the closing price of the BTHC Common Stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made (i) in cash; (ii) in a cash equivalent acceptable to the Administrator; (iii) by the transfer to the Registrant of shares owned by the participant for at least six months on the date of transfer; (iv) with a full-recourse promissory note until such time as the Registrant has a class of equity securities registered under Section 12 of the Securities Act; (v) if the BTHC Common Stock is traded on an established securities market, the Administrator may approve payment of the exercise price by a broker-dealer or by the option holder with cash advanced by the broker-dealer if the exercise notice is accompanied by the option holder’s written irrevocable instructions to deliver the BTHC Common Stock acquired upon exercise of the option to the broker-dealer; or (vi) any other method acceptable to the Administrator and in compliance with applicable laws.

Restricted Stock
The Administrator is authorized to grant restricted stock. Restricted stock is a grant of shares of BTHC Common Stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the Administrator may impose. Unless otherwise determined by the Administrator, the purchase price for any restricted stock grant will be 85% of the fair market value of BTHC Common Stock on the date of grant or at the time the purchase is consummated (or 100% of the fair market value in the case of restricted stock granted to a 10% stockholder). Generally, the fair market value will be the closing price of the BTHC Common Stock on the applicable trading market. Payment for shares purchased pursuant to a restricted stock grant may be made in (i) cash at the time of purchase; (ii) at the discretion of the Administrator, according to a deferred payment or other similar arrangement with the participant; or (iii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion. A participant granted restricted stock generally has all of the rights of a stockholder of the Registrant, unless otherwise determined by the Administrator.
Maximum Awards
No employee may receive in any calendar year awards relating to more than 5,000,000 shares. This limitation applies following the date on which the Registrant has a class of equity securities registered under Section 12 of the Securities Act and upon the earlier of (i) a material modification of the Participation Plan; (ii) the first meeting of stockholders at which directors are elected and which occurs after the close of the third calendar year following the calendar year during which occurs the first registration of the Registrant’s equity securities under Section 12 of the Securities Act; and (iii) such date as is required to comply with Section 162(m) of the Internal Revenue Code and regulations thereunder.
Adjustments
The number and class of shares available under the Participation Plan and the terms of outstanding awards may be adjusted by the Administrator to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Registrant. The Administrator will, as it deems appropriate and equitable, have the right to:
•	proportionately adjust the number and types of shares of BTHC Common Stock (or other securities), exercise price, or performance standards of any or all benefits; and
•
make provision for a cash payment, acceleration or for substitution or exchange of any or all stock options, in connection with any extraordinary dividend or distribution, reclassification, recapitalization, stock split, reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of BTHC Common Stock or securities of the Registrant, or similar, unusual or extraordinary corporate transaction or a sale of substantially all of the assets of the Registrant.

Amendment of the Participation Plan
The Board of Directors has the right and power to amend the Participation Plan, without the consent of the participants. However, the Board of Directors may not amend the Participation Plan in a manner which would impair or adversely affect the rights of the holder of an award without the holder’s consent. The Registrant will obtain stockholder approval if (i) the amendment increases the number of shares reserved under the Participation Plan; (ii) the amendment increases the maximum amount of shares that may be subject to awards to a participant in a year; (iii) if the amendment changes the class of employees eligible to receive Incentive Stock Options; or (iv) if the Internal Revenue Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires shareholder approval with respect to the Participation Plan or the amendment.
Termination of the Participation Plan
The Participation Plan may be terminated at any time by the Board of Directors. Termination will not in any manner impair or adversely affect any benefit outstanding at the time of termination. The Participation Plan will expire on the earliest to occur of: (i) November 17, 2016; (ii) the date on which all shares available for issuance under the Participation Plan have been issued as fully vested shares; or (ii) the date determined by the Board pursuant to its authority under the Participation Plan.
Administrator’s Right to Modify Benefits
Any stock option granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Administrator if and to the extent permitted in the Participation Plan, or applicable agreement entered into in connection with an award or with the consent of the participant to whom the award was granted.
Federal Tax Treatment
The Participation Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonqualified Stock Options
On exercise of a nonqualified stock option granted under the Participation Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Registrant, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.
If an optionee pays for shares of stock on exercise of an option by delivering shares of BTHC Common Stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Registrant will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Registrant and is reasonable in amount, and either the employee includes that amount in income or the Registrant timely satisfies its reporting requirements with respect to that amount.
Incentive Stock Options
The Participation Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Internal Revenue Code. Under the Internal Revenue Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
An optionee who exercises an incentive stock option by delivering shares of stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock options exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Registrant and is reasonable in amount, and either the employee includes that amount in income or the Registrant timely satisfies its reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the restricted stock is received equal to the excess, if any, of the fair market value of the restricted stock received over any amount paid by the recipient in exchange for the restricted stock. If, however, the restricted stock is non-vested when it is received under the Participation Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the restricted stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the restricted stock on the date it becomes vested over any amount paid by the recipient in exchange for the restricted stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his receipt of the restricted stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the restricted stock on the date the award is granted over any amount paid by the recipient in exchange for the restricted stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as restricted stock awards will be the amount paid for such shares plus any ordinary income recognized either when the restricted stock is received or when the restricted stock becomes vested. Upon the disposition of any restricted stock received as a restricted stock award under the Participation Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he would be required to recognize any compensation income.
The Registrant will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize at the time so recognized by the employee, whether upon vesting or grant, if the employee makes the election described above.

Section 409A
Section 409A of the Internal Revenue Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans,” including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation which is required to be included in income. Some of the awards to be granted under the Participation Plan may constitute deferred compensation subject to the Section 409A requirements. It is the Registrant’s intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.
Section 162 Limitations
The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the Registrant that pays it. The Registrant intends that options granted to employees whom the Administrator expects to be covered employees at the time a deduction arises in connection with such options will (and that other awards may be structured in a manner that may) qualify as such “performance-based compensation,” so that such options will not be subject to the Section 162(m) deductibility cap of $1 million and that other performance-based awards under the Participation Plan may be structured so as not to be subject to that limitation. Future changes in Section 162(m) or the regulations thereunder may adversely affect the Registrant’s ability to ensure that options and other awards under the Participation Plan will qualify as “performance-based compensation” that is fully deductible by us under Section 162(m).
Other Information
As the administration of the Participation Plan involves discretionary choices by the Administrator, awards to be granted under the Participation Plan in 2007 are not now determinable.

EXECUTIVE COMPENSATION
The following table shows information concerning the compensation paid by us for the last fiscal years to our Chief Executive Officer and our other most highly-compensated executive officers:
Summary Compensation Table(1)(2)

						Non-
						Equity
						Incentive	Nonqualified
						Plan	Deferred	All Other
				Stock	Option	Compensa-	Compensa-	Compen-
		Salary	Bonus	Awards	Awards	tion	tion Earnings	sation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Kenneth C. Aldrich Chairman of the Board	2006	$180,000			$233,750
	2005	-0-
	2004	-0-
Jeff Krstich Chief Executive Officer and Director (1)	2006	$220,000			$935,000
	2005	-0-
	2004	-0-
Jeffrey Janus President and Chief Executive Officer of Lifeline Cell Technology	2006	$220,000			$233,750
	2005	$100,000
	2004	$100,000

William B. Adams Director and Chief Financial Officer	2006	$180,000			$233,750
	2005	-0-
	2004	-0-

(1)	The 2006 numbers are annualized and reflect the salary that would have been received if the full amount of compensation had actually been paid.

(2)
Mr. Aldrich and Mr. Adams were not paid a salary in from 2004 through the third quarter of 2006. However, they accrued a management fee in the amount of $10,000 per month through June 1, 2006 and thereafter a fee of $20,000 per month until they signed their employment agreements on December 2006. The management fee was payable to SeaCreat Capital, Inc., a corporation controlled by Mr. Adams and Mr. Aldrich. As of September 30, 2006, $474,984 was owed to SeaCreat Capital, Inc.

(3)	Mr. Krstich joined ISC in 2006 and thus received no compensation in prior years.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
								Number	Market or
			Equity					of	Payout
			Incentive			Number	Market	Unearned	Value of
			Plan			of	Value of	Shares or	Unearned
			Awards:			Shares	Shares or	Units	Shares,
	Number of	Number of	Number of			or Units	Units of	or Other	Units or
	Securities	Securities	Securities			of Stock	Stock	Rights	Other
	Underlying	Underlying	Underlying			That	That	That	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Have	That Have
	Options	Options	Unearned	Exercise	Option	Not	Not	Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Kenneth Aldrich Chairman	100,000	150,000	—	$1.00	2016	—	—	—	—
Jeff Krstich Chief Executive Officer and Director	100,000	900,000	—	$1.00	2016	—	—	—	—
Jeffrey Janus Co-Founder and Chairman of the Board	100,000	150,000	—	$1.00	2016	—	—	—	—
William B. Adams Co-Founder, Director and Chief Financial Officer	100,000	150,000	—	$1.00	2016	—	—	—	—
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENTS
Except with respect to the Exchange Agreement and the transactions described below, none of the Registrant’s directors or officers, nor any incoming director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the Registrant’s outstanding shares, nor any of the Registrant’s promoters, nor any relative or spouse of any of the foregoing persons has any material interest, direct or indirect, in any transaction for the past two years or in any presently proposed transaction to which the Registrant was or is to be party. None of the Registrant’s directors or officers, nor any incoming director are indebted to the Registrant.
In connection with the Exchange Agreement, ISC entered into a Financial Advisory Agreement, dated October 18, 2006 (the “FAA”) with HFG pursuant to which ISC paid $450,000 to HFG. The FAA expires on October 18, 2007. The foregoing description of the FAA does not purport to be complete and is qualified in its entirety by reference to the FAA, which is to this Current Report on Form 8-K as Exhibit 10.5.
As of September 30, 2006, ISC had the following obligations to related parties:

Management fee	$474,984
SeaCrest Capital	20,762
SeaCrest Partners	14,925
YKA Partners	34,382
Gregory Keller	23,601
Janus Biologics, LLC	30,656

$599,310

The management fee is an accrued obligation which is payable to Mr. Adams and Mr. Aldrich, who are officers and directors of ICS. The management fee relates to the management of the Lifeline from inception at a rate of $10,000 per month plus accrued interest at 10% per annum on the unpaid balance. Effective June 1, 2006 the management fee was increased to $20,000 per month. When Mr. Adams and Aldrich became employees of International Stem Cell on December 1, 2006, accrual of the management fee ceased.
SeaCreast Capital and SeaCreast Partners are controlled by Mr. Adams and Mr. Aldrich and the amounts payable represent advances to Lifeline for operating expenses. YKA Partners is controlled by Mr. Aldrich and the amounts represent advances to the Company for operating expenses. Mr. Gregory Keller is an affiliate and the amounts payable to him represent advances to the Company for operating expenses. Janus Biologics, LLC is controlled by Jeffrey Janus who is the President of International Stem Cell and the amounts represent advances to the Company for operating expenses.

DESCRIPTION OF SECURITIES
General
The following summary describes the material terms of our capital stock and is subject to, and qualified by, applicable law and the provisions of our certificate of incorporation and bylaws. We have incorporated these organizational documents by reference as exhibits to this Current Report on Form 8-K.
Our certificate of incorporation authorizes us to issue 50,000,000 shares of capital stock, of which 40,000,000 shares are designated BTHC Common Stock and 10,000,000 shares are designated preferred stock.
BTHC Common Stock
Voting Rights
Holders of BTHC Common Stock are entitled to one vote per share. Subject to any voting rights granted to holders of any preferred stock, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the subject matter, other than the election of directors, will generally be required to approve matters voted on by our stockholders. Directors will be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors. Our certificate of incorporation does not provide for cumulative voting.
Dividends
Subject to the rights of holders of any outstanding preferred stock, the holders of outstanding shares of BTHC Common Stock will share ratably on a per share basis in any dividends declared from time to time by our Board of Directors.
Other Rights
Subject to the rights of holders of any outstanding preferred stock, upon our liquidation, dissolution or winding up, we will distribute any assets legally available for distribution to our stockholders, ratably among the holders of BTHC Common Stock outstanding at that time.
Preferred Stock
Our Board of Directors, without stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series, to the extent that those are not fixed in our certificate of incorporation.
The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors may authorize the issuance of preferred stock that ranks senior to BTHC Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, our Board of Directors can fix the limitations and restrictions, if any, upon the payment of dividends on BTHC Common Stock to be effective while any shares of preferred stock are outstanding.

Warrants
The Placement Agent in the ISC Private Placement was issued warrants (the “Placement Agent’s Warrants”) to purchase up to 2,400,000 shares of BTHC Common Stock at an exercise price of $1.00 per share and which are exercisable for a period of five years, commencing after the final closing of the ISC Private Placement. The Placement Agent’s Warrants contain provisions for cashless exercise and the shares issued upon exercise are required to be registered. The holders of the Placement Agent’s Warrants have no voting, dividend or other stockholder rights unless and until the exercise of such warrants. The number of warrant shares are subject to a “weighted average” adjustment to protect against any dilution upon the occurrence of certain corporate events in which shares are issued or agreed to be issued at a price less than the exercise price of the warrants.
In connection with the Share Exchange, the Registrant assumed warrants to purchase 1,629,623 shares of common stock held by investors in ISC. These warrants have exercise prices ranging from $.80 to $1.00 per share and expire at various times from 2009 to 2016.
ANTI-TAKEOVER EFFECTS OF CERTIFICATE OF INCORPORATION, BYLAWS
The Delaware General Corporation Law (the “DGCL”), our certificate of incorporation and our bylaws contain provisions, summarized below, that may delay, defer or inhibit a future acquisition of us that stockholders might consider in their best interest, including takeover attempts that might result in a premium over the market price for the shares held by stockholders.
Issuance of Preferred Stock
The issuance of preferred stock pursuant to the Board of Directors’ authority described above may adversely affect the rights of the holders of BTHC Common Stock. For example, preferred stock issued by us may rank prior to BTHC Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of BTHC Common Stock. Accordingly, the ability of our Board of Directors to issue undesignated preferred stock may discourage bids for BTHC Common Stock or may otherwise adversely affect the market price of BTHC Common Stock. We have no present intention to issue shares of preferred stock.
Advance Notice Requirements
Our bylaws impose advance notice requirements for stockholder proposals and nominations of directors to be considered at meetings of stockholders.
Our certificate of incorporation permits our Board of Directors to amend, alter or repeal our bylaws, except to the extent otherwise provided therein, without the assent or vote of stockholders.

MARKET PRICE AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Trading Information
The BTHC Common Stock is quoted on the OTC Bulletin Board under the trading symbol BTCH.OB. At this time there is no active trading market in our stock and trading cannot commence until a Certificate of Compliance is filed with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.
Transfer Agent
The transfer agent and registrar for BTHC Common Stock is Securities Transfer Company, Inc., 2591 Dallas Parkway, Frisco, Texas 75034; telephone: (469) 630-0100.
Holders of Record
After giving effect to the Share Exchange, there were approximately 800 holders of record of BTHC Common Stock.
Dividends
We have not paid any dividends on BTHC Common Stock and we do not intend to pay any dividends on BTHC Common Stock in the foreseeable future.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.
In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Delaware Law provides, however, that a corporation cannot eliminate or limit a director’s liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (iv) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.
Our certificate of incorporation provides that we will indemnify our directors to the fullest extent permitted by Delaware law and may indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.
Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.
The Board of Directors of the Registrant has agreed to indemnify each of its officers and directors to the fullest extent permitted by Delaware law. We believe that these limitations on liability are essential to attracting and retaining qualified persons as directors and executive officers. We currently do not have insurance insuring directors and officers against liability; however, we are in the process of acquiring such insurance.

Item 3.02	Unregistered Sales of Equity Securities.
In connection with the Share Exchange, we issued 33,111,502 shares of BTHC Common Stock to the ISC Shareholders. The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act and in part pursuant to Section 4(2) of the Securities Act.

Item 4.01	Changes in Registrant’s Certifying Accountant.
On December 28, 2006, upon the closing of the Share Exchange, we terminated S.W. Hatfield, CPA (“SWH”), as our independent registered public accounting firm. Vasques & Company audited our financial statements for the fiscal year ended December 31, 2005. The reason for the replacement of SWH was that, following the Share Exchange, the former shareholders of International Stem Cell own a majority of the outstanding shares of BTHC Common Stock. International Stem Cell is our primary business unit, and the current independent registered public accountants of International Stem Cell is the firm of Vasques & Company. We believe that it is in our best interest to have Vasques & Company continue to work with our business, and we therefore retained Vasques & Company as our new independent registered public accounting firm effective as of December 28, 2006. Vasques & Company is located at 801 South Grand Avenue, Suite 400 Los Angeles, California 90017, California.
The appointment of Vasques & Company was recommended and approved by our Board of Directors. During our two most recent fiscal years, and the subsequent interim periods, prior to December 2006 , we did not consult Vasques & Company regarding either: (i) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
SWH’s report on our financial statements for the fiscal year ended December 31, 2005, did not contain any adverse opinion or disclaimer of opinion and was not qualified as audit scope or accounting principles.
During the most recent fiscal year ended December 31, 2005, (i) there were no disagreements between us and SWH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SWH, would have caused SWH to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B of the Exchange Act. The decision to replace SWH was not the result of any disagreement between us and SWH on any matter of accounting principle or practice, financial statement disclosure or audit procedure. Our Board of Directors deemed it in our best interest to change independent auditors following the closing of the Share Exchange.
We furnished SWH with a copy of this Current Report on Form 8-K prior to filing this Current Report on Form 8-K with the SEC. We also requested that SWH furnish a letter addressed to the SEC stating whether it agrees with the statements made in this Current Report on Form 8-K. A copy of SWH’s letter to the SEC is filed with this Report on Form 8-K as Exhibit 16.1.

Item 5.01	Changes in Control of Registrant.
Please see Item 2.01 (Completion of Acquisition or Disposition of Assets) of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
In connection with the Share Exchange, Kenneth Aldrich was appointed to the Board of Directors and will serve as the Chairman of the Board. Jeff Krstich and William B. Adams were appointed as the Chief Executive Officer and Chief Financial Officer of the Registrant, respectively. Jeffrey Janus was appointed as the President of the Registrant and Chief Executive Officer of Lifeline.

Item 5.06	Change in Shell Company Status.
As a result of the consummation of the Share Exchange as described in Item 1.01 (Entry Into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) above, which descriptions are in their entirety incorporated by reference in this Item 5.06, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

Item 8.01	Other Events
We have relocated our principal executive offices to those of International Stem Cell at 2595 Jason Court, Oceanside, California 92056. Our telephone number is (760) 940-6383, our fax number is (310) 573-9699 and our website is located at www.internationalstemcell.com.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of business acquired.
The financial statements of International Stem Cell for the period beginning July 16, 2006 (inception) through September 30, 2006, are incorporated herein by reference to Exhibit 99.1 to this Current Report on Form 8-K.
The financial statements of Lifeline Cell Technology, LLC for the periods ended December 31, 2005 and 2006, are incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K.
The financial statements of Lifeline Cell Technology, LLC for the nine-month periods ended September 30, 2005 and 2006, are incorporated herein by reference to Exhibit 99.3 to this Current Report on Form 8-K.
(b)	Pro Forma Financial Information.
The pro-forma financial statements of the acquired business are incorporated herein by reference to Exhibit 99.4 to this Current Report on Form 8-K.
(c)	Exhibits.

Exhibit
Number	Description
2.1
Share Exchange Agreement, dated as of December 28, 2006, by and among BTHC III, Inc., a Delaware corporation (the “Company”), Halter Financial Investments, L.P., a Texas limited partnership, International Stem Cell Corporation, a California corporation (“International Stem Cell”), and the Shareholders of International Stem Cell by and through the Shareholder Representative.

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 of the Company’s Form 10-SB filed on April 4, 2006).
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 of the Company’s Form 10-SB filed on April 4, 2006).
4.1	Form of Lifeline Warrant.

Exhibit
Number	Description
4.2	Form of Lifeline Warrant held by ISC Bridge lenders.
4.3	Placement Agents Warrant
10.1	Employment Agreement, dated December 1, 2006, by and between International Stem Cell and Kenneth C. Aldrich.
10.2	Employment Agreement, dated November 1, 2006, by and between International Stem Cell and William B. Adams.
10.3	Employment Agreement, dated March 27, 2006, by and between International Stem Cell and Jeff Krstich.
10.4	Employment Agreement, dated October 31, 2006, by and between International Stem Cell and Jeffrey Janus.
10.5	Advisory Agreement, dated as of October 18, 2006, by and between International Stem Cell and Halter Financial Group, L.P.
10.6	Consulting Agreement, effective as of September 1, 2006, by and between International Stem Cell and Capital Group Communications, Inc.
10.7
Lifeline/ASC Final Settlement Agreement, effective as of June 30, 2006, by and between each of the American Stem Cell Corporation Parties (which include American Stem Cell Corporation Kenneth Swaisland, Ken Sorensen, Milton Datsopoulos, Michael McClain, Array Capital, Catalytix LDC, Catalytix Life Sciences Hedge, Avion Holdings, Inc., jointly and severally) and the Lifeline Parties (which include Lifeline Cell Technology, LLC (“Lifeline”), Jeffrey Janus, William B. Adams, Kenneth C. Aldrich, jointly and severally).

10.8	Promissory Note, dated as of June 30, 2006, by Lifeline in favor of American Stem Cell Corporation.
10.9	First Amendment to Exclusive License Agreement (ACT IP), dated as of August 1, 2005, by and between Advanced Cell, Inc. and Lifeline.

Exhibit
Number	Description
10.10	First Amendment to Exclusive License Agreement (UMass IP), dated as of August 1, 2005, by and between Advanced Cell, Inc. and Lifeline.
10.11	First Amendment to Exclusive License Agreement (Infigen IP), dated as of August 1, 2005, by and between Advanced Cell, Inc. and Lifeline.
10.12	Exclusive License Agreement (Infigen IP), dated as of May 14, 2004, by and between Advanced Cell Technology, Inc and PacGen Cellco, LLC (predecessor company of Lifeline).
10.13	Exclusive License Agreement (ACT IP), dated as of May 14, 2004, by and between Advanced Cell Technology, Inc. and PacGen Cellco, LLC (predecessor company of Lifeline).
10.14	Exclusive License Agreement (UMass IP), dated as of May 14, 2004, by and between Advanced Cell Technology, Inc. and PacGen Cellco, LLC (predecessor company of Lifeline).
10.15	International Stem Cell Corporation 2006 Equity Participation Plan.
14.1	Code of Ethics
16.1	Letter from S.W. Hatfield, CPA.
21.1	Subsidiaries of the Company.
99.1	Financial Statements of International Stem Cell as of and for the period beginning June 16, 2006 (inception) and ending September 30, 2006.
99.2	Financial Statements of Lifeline as of and for the years ended December 31, 2005 and December 31, 2004.
99.3	Financial Statements of Lifeline as of and for the nine months ended September 30, 2006 and September 30, 2005 (unaudited).
99.4
Pro forma unaudited consolidated balance sheet of International Stem Cell as at September 30, 2006, pro forma unaudited consolidated statement of operations for the nine months ended September 30, 2006, and pro forma unaudited consolidated statement of operations for the year ended December 31, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTHC III, INC.
Dated: December 28, 2006	By:	/s/ Jeff Krstich
		Name:	Jeff Krstich
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
2.1
Share Exchange Agreement, dated as of December 28, 2006, by and among BTHC III, Inc., a Delaware corporation (the “Company”), Halter Financial Investments, L.P., a Texas limited partnership, International Stem Cell Corporation, a California corporation (“International Stem Cell”), and the Shareholders of International Stem Cell by and through the Shareholder Representative.

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 of the Company’s Form 10-SB filed on April 4, 2006).
3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 of the Company’s Form 10-SB filed on April 4, 2006).
4.1	Form of Lifeline Warrant.
4.2	Form of Lifeline Warrant held by ISC Bridge lenders.
4.3	Placement Agents Warrant
10.1	Employment Agreement, dated December 1, 2006, by and between International Stem Cell and Kenneth C. Aldrich.
10.2	Employment Agreement, dated November 1, 2006, by and between International Stem Cell and William B. Adams.
10.3	Employment Agreement, dated March 27, 2006, by and between International Stem Cell and Jeff Krstich.
10.4	Employment Agreement, dated October 31, 2006, by and between International Stem Cell and Jeffrey Janus.
10.5	Advisory Agreement, dated as of October 18, 2006, by and between International Stem Cell and Halter Financial Group, L.P.
10.6	Consulting Agreement, effective as of September 1, 2006, by and between International Stem Cell and Capital Group Communications, Inc.
10.7
Lifeline/ASC Final Settlement Agreement, effective as of June 30, 2006, by and between each of the American Stem Cell Corporation Parties (which include American Stem Cell Corporation Kenneth Swaisland, Ken Sorensen, Milton Datsopoulos, Michael McClain, Array Capital, Catalytix LDC, Catalytix Life Sciences Hedge, Avion Holdings, Inc., jointly and severally) and the Lifeline Parties (which include Lifeline Cell Technology, LLC (“Lifeline”), Jeffrey Janus, William B. Adams, Kenneth C. Aldrich, jointly and severally).

10.8	Promissory Note, dated as of June 30, 2006, by Lifeline in favor of American Stem Cell Corporation.
10.9	First Amendment to Exclusive License Agreement (ACT IP), dated as of August 1, 2005, by and between Advanced Cell, Inc. and Lifeline.
10.10	First Amendment to Exclusive License Agreement (UMass IP), dated as of August 1, 2005, by and between Advanced Cell, Inc. and Lifeline.
10.11	First Amendment to Exclusive License Agreement (Infigen IP), dated as of August 1, 2005, by and between Advanced Cell, Inc. and Lifeline.
10.12	Exclusive License Agreement (Infigen IP), dated as of May 14, 2004, by and between Advanced Cell Technology, Inc and PacGen Cellco, LLC (predecessor company of Lifeline).
10.13	Exclusive License Agreement (ACT IP), dated as of May 14, 2004, by and between Advanced Cell Technology, Inc. and PacGen Cellco, LLC (predecessor company of Lifeline).
10.14	Exclusive License Agreement (UMass IP), dated as of May 14, 2004, by and between Advanced Cell Technology, Inc. and PacGen Cellco, LLC (predecessor company of Lifeline).
10.15	International Stem Cell Corporation 2006 Equity Participation Plan.
14.1	Code of Ethics
16.1	Letter from S.W. Hatfield, CPA.
21.1	Subsidiaries of the Company.
99.1	Financial Statements of International Stem Cell as of and for the period beginning June 16, 2006 (inception) and ending September 30, 2006.
99.2	Financial Statements of Lifeline as of and for the years ended December 31, 2005 and December 31, 2004.
99.3	Financial Statements of Lifeline as of and for the nine months ended September 30, 2006 and September 30, 2005 (unaudited).
99.4
Pro forma unaudited consolidated balance sheet of International Stem Cell as at September 30, 2006, pro forma unaudited consolidated statement of operations for the nine months ended September 30, 2006, and pro forma unaudited consolidated statement of operations for the year ended December 31, 2005.